                                                                    Exhibit 10.7
                      OLD BOSTON POST ROAD ASSOCIATES LLC

                                    Landlord,

                                       and

                         MOBIUS MANAGEMENT SYSTEMS, INC.

                                     Tenant

                                      LEASE

                            120 Old Boston Post Road
                                  Rye, New York

         Managing Agent:     Alfred Weissman Real Estate, Inc.
                             1 Larkin Plaza
                             Yonkers, New York 10701

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
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         LEASE..................................................................................................  1

                                                     ARTICLE 1

DEFINITIONS.....................................................................................................  1
         1.1....................................................................................................  1

                                                     ARTICLE 2

DEMISE, TERM AND RENT...........................................................................................  5

                  2.1      Demise...............................................................................  5

                  2.2      Term.................................................................................  5

                  2.3      Rent.................................................................................  5

                  2.4      No Setoff............................................................................  5

                  2.5      Delay in Landlord's Delivery of Premises.............................................  6


                                                     ARTICLE 3

LANDLORD'S WORK.................................................................................................  6

                  3.1      Landlord's Work......................................................................  6

                  3.2      Ready for Occupancy..................................................................  6

                  3.3      Delays...............................................................................  7

                  3.4      Punch List...........................................................................  7

                  3.5      Early Access and Possession..........................................................  7

                  3.6      Warranty.............................................................................  7


                                                     ARTICLE 4

USE.............................................................................................................  7

                  4.1      Tenant's Business....................................................................  7

                  4.1      Permits..............................................................................  7

                  4.2      Restrictions.........................................................................  8

                                                     ARTICLE 5

SUBORDINATION...................................................................................................  8

                  5.1      Superior Leases and Mortgages........................................................  8

                  5.2      Notice...............................................................................  9

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                  5.3      Attornment...........................................................................  9

                                                     ARTICLE 6

ASSIGNMENT AND SUBLETTING.......................................................................................  9
                  6.1      Consent Required.....................................................................  9
                  6.2      Collection of Rent, etc.............................................................. 10
                  6.3      Related Corporations................................................................. 10
                  6.4      Conditions to Sublease............................................................... 11
                  6.5      Further Conditions................................................................... 11
                  6.6      Compliance........................................................................... 12
                  6.7      Conditions of Subletting............................................................. 12
                  6.8      Consideration........................................................................ 12

                                                     ARTICLE 7

ESTOPPEL CERTIFICATE; MEMORANDUM................................................................................ 13
                  7.1      Delivery of Certificate.............................................................. 13
                  7.2      Memorandum of Lease.................................................................. 14

                                                     ARTICLE 8

REQUIREMENTS OF LAW............................................................................................. 14
                  8.1      Compliance........................................................................... 14
                  8.2      Prohibitions......................................................................... 14
                  8.3      Hazardous Substances................................................................. 15

                                                     ARTICLE 9

PROPERTY LOSS AND INDEMNIFICATION............................................................................... 16
                  9.1      Limitation of Liability.............................................................. 16
                  9.2      Tenant's Indemnification............................................................. 16

                                                    ARTICLE 10

DESTRUCTION - FIRE AND OTHER CASUALTY........................................................................... 16
                  10.1     Repairs.............................................................................. 16
                  10.2     Termination.......................................................................... 17
                  10.3     Tenant's Property.................................................................... 17

                                                    ARTICLE 11

INSURANCE....................................................................................................... 18
                  11.1     Landlord's Insurance................................................................. 18

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                  11.2     Liability Insurance.................................................................. 18

                  11.3     Waiver of Subrogation................................................................ 18

                  11.4     Forms of the Policies................................................................ 19


                                                    ARTICLE 12

CONDEMNATION.................................................................................................... 19
                  12.1     Total Taking......................................................................... 19
                  12.2     Partial Taking....................................................................... 19
                  12.3     Award................................................................................ 20

                                                    ARTICLE 13

REPAIRS......................................................................................................... 20
                  13.1     Landlord's Repairs................................................................... 20
                  13.2     Tenant's Repairs..................................................................... 20
                  13.3     Abatement.  ......................................................................... 21

                                                    ARTICLE 14

SERVICES........................................................................................................ 21
                  14.1     Building Services.  ................................................................. 21
                  14.2     Intentionally Omitted.  ............................................................. 22
                  14.3     Limitation of Liability.  ........................................................... 22

                                                    ARTICLE 15

ALTERATIONS..................................................................................................... 22
                  15.1     Requirements.  ...................................................................... 22
                  15.2     Permits.  ........................................................................... 23
                  15.3     Violations.  ........................................................................ 24
                  15.4     Labor Strife.  ...................................................................... 24

                                                    ARTICLE 16

ESCALATIONS - TAXES, OPERATING EXPENSES, UTILITIES.............................................................. 24
                  16.1     Escalations.......................................................................... 24
                  16.2     Definitions.  ....................................................................... 24
                  16.3     Tax Escalation.  .................................................................... 27
                  16.4     Tax Payments.  ...................................................................... 27
                  16.5     Survival and Proration.  ............................................................ 27
                  16.6     Intentionally Omitted.  ............................................................. 27
                  16.7     Tax Refunds.  ....................................................................... 27

                  16.8     Operating Expense Payment.  ......................................................... 27

                  16.9     Audit Rights.  ...................................................................... 28


                                                    ARTICLE 17

ELECTRIC ENERGY................................................................................................. 29
                  17.1     Electricity Charge.  ................................................................ 29
                  17.2     Capacity.  .......................................................................... 29
                  17.3     No Liability.  ...................................................................... 29
                  17.4     Planned Shut-Down.  ................................................................. 29

                                                    ARTICLE 18

SIGNS........................................................................................................... 30
                  18.1     Signs.  ............................................................................. 30

                                                    ARTICLE 19

LIMITATION OF LANDLORD'S LIABILITY.............................................................................. 30

                                                    ARTICLE 20

BROKER.......................................................................................................... 31

                                                    ARTICLE 21

DEFAULT - CONDITIONS OF LIMITATION.............................................................................. 31
                  21.1     Bankruptcy.  ........................................................................ 31
                  21.2     Assignment.  ........................................................................ 31
                  21.3     Events of Default.  ................................................................. 32

                                                    ARTICLE 22

RE-ENTRY BY LANDLORD............................................................................................ 33
                  22.1     Summary Dispossess.  ................................................................ 33
                  22.2     Waivers.  ........................................................................... 33
                  22.3     Injunctive Relief.  ................................................................. 33
                  22.4     Retention of Monies.  ............................................................... 34

                                                    ARTICLE 23

DAMAGES......................................................................................................... 34
                  23.1     Acceleration, Reletting.  ........................................................... 34

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                  23.2     Successive Suits, etc.  ............................................................. 35
                  23.3     Condition of Premises.  ............................................................. 36
                  23.4     Interest.  .......................................................................... 36


                                                    ARTICLE 24

SURRENDER....................................................................................................... 36
                  24.1     Condition of Premises.  ............................................................. 36
                  24.2     Intentionally Omitted.  ............................................................. 37
                  24.3     Tenant's Property.  ................................................................. 37
                  24.4     Indemnification.  ................................................................... 37
                  24.5     Survival.  .......................................................................... 37

                                                    ARTICLE 25

ACCESS TO DEMISED PREMISES...................................................................................... 37
                  25.1     Landlord's Rights.  ................................................................. 37
                  25.2     Intentionally Omitted.  ............................................................. 38
                  25.3     Third Party Access.  ................................................................ 38
                  25.4     No Eviction.  ....................................................................... 38

                                                    ARTICLE 26

WAIVERS......................................................................................................... 38
                  26.1     Order of Payment.  .................................................................. 38
                  26.2     Trial by Jury.  ..................................................................... 38

                                                    ARTICLE 27

NO SURRENDER, ETC............................................................................................... 39
                  27.1     Delivery of Keys, etc.  ............................................................. 39
                  27.2     Options.  ........................................................................... 39

                                                    ARTICLE 28

CURING DEFAULTS................................................................................................. 40
                  28.1     Landlord's Right to Cure.  .......................................................... 40
                  28.2     Tenant's Right to Cure.  ............................................................ 40
                  28.3     Landlord Reimbursement.  ............................................................ 40
                  28.4     Tenant Reimbursement.  .............................................................. 40

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
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                                                    ARTICLE 29

NOTICES......................................................................................................... 41

                                                    ARTICLE 30

ARBITRATION..................................................................................................... 42
                  30.1     Express Provision.  ................................................................. 42
                  30.2     Fees.  .............................................................................. 43

                                                    ARTICLE 31

SECURITY DEPOSIT................................................................................................ 43
                  31.1     Security Deposit.  .................................................................. 43

                                                    ARTICLE 32

NO REPRESENTATIONS - ENTIRE AGREEMENT........................................................................... 45

                                                    ARTICLE 33

CHANGES AND MODIFICATIONS....................................................................................... 45

                                                    ARTICLE 34

SUCCESSORS AND ASSIGNS.......................................................................................... 45

                                                    ARTICLE 35

INABILITY TO PERFORM............................................................................................ 46

                                                    ARTICLE 36

NO CONTINUING WAIVER............................................................................................ 46

                                                    ARTICLE 37

INTENTIONALLY OMITTED........................................................................................... 46

                                                    ARTICLE 38

NOTICE OF ACCIDENTS............................................................................................. 47

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
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                                                    ARTICLE 39

RULES AND REGULATIONS........................................................................................... 47

                                                    ARTICLE 40

PARKING RIGHTS.................................................................................................. 47

                                                    ARTICLE 41

CONSENTS........................................................................................................ 48
                  41.1     Express Provision.  ................................................................. 48
                  41.2     Consent and Approval.  .............................................................. 48
                  41.3     Representative of Party.  ........................................................... 48
                  41.4     Dispute.  ........................................................................... 48

                                                    ARTICLE 42

RENEWAL OPTION.................................................................................................. 49
                  42.1     Exercise of Options.  ............................................................... 49
                  42.2     Determination of Fixed Rent.  ....................................................... 49

                                                    ARTICLE 43

REPRESENTATIONS................................................................................................. 50
                  43.1     Tenant Representations.  ............................................................ 50
                  43.2     Landlord Representations.  .......................................................... 50

                                                    ARTICLE 44

NO OFFER TO LEASE............................................................................................... 50

                                                    ARTICLE 45

QUIET ENJOYMENT................................................................................................. 51

                                                    ARTICLE 46

EXPANSION....................................................................................................... 51

                                                    ARTICLE 47

LATE CHARGE..................................................................................................... 51

                                   ARTICLE 48

GOVERNING LAW; SEVERABILITY; CAPTIONS; MISCELLANEOUS............................................................ 52

                                Table of Exhibits

Exhibit A         -        Legal Description
Exhibit B         -        Landlord's Work
Exhibit C         -        Cleaning Specifications

                                      LEASE

LEASE (the "Lease") dated as of the 4th day of December, 1997 by and between OLD BOSTON POST ROAD ASSOCIATES LLC, a New York limited liability company, having its address at c/o ALFRED WEISSMAN REAL ESTATE, INC., 1 Larkin Plaza, Yonkers, New York 10701 (herein called "Landlord"), and MOBIUS MANAGEMENT SYSTEMS, INC., a Delaware corporation, having an address at One Ramada Plaza, New Rochelle, New York (herein called "Tenant").

                              W I T N E S S E T H:

Landlord and Tenant hereby covenant and agree as follows:

                                    ARTICLE 1

                                   Definitions

         1.1 As used in this Lease, the following terms have the meanings set forth below:

         Additional Rent: All sums of money other than Fixed Rent as shall become due and payable by Tenant to landlord pursuant to this Lease, including but not limited to the amounts set forth in Article 16. Landlord shall have the same remedies for a failure in the payment of Additional Rent as for a failure in the payment of Fixed Rent.

         Alterations: As defined in Section 15.1.

         Applicable Law: All laws, statutes and ordinances (including building codes and zoning ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or of any other governmental, public or quasi-public authority, whether now or hereafter in force, which are or become, or purport to be, applicable to the Project or any part thereof or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record affecting the Demised Premises or any part thereof on the date of this Lease [or to which this Lease is or becomes subordinate].

         Base Operating Year: As defined in Section 16.2.

         Building: The office building premises known as and by street address 120 Old Boston Post Road, Rye, New York.

         Business Days: Shall mean any date which is not a Saturday, Sunday or a State of New York or federal legal holiday.

         Business Hours:  Shall mean 8:00 a.m. to 6:00 p.m. on Business Days.

         Commencement Date:  As defined in Section 2.2.

         Demised Premises:  The entire Building and the Property.

         Escalation Statement:  As defined in Section 16.2.

         Expiration Date:  As defined in Section 2.2.

         Fixed Rent:  As defined in Section 2.3.

         Force Majeure: Shall mean any and all causes beyond the reasonable control of Landlord or Tenant, as the case may be, including delays caused by the other party hereto, governmental restrictions, regulations or controls (including energy and water conservation measures), shortages or inability to obtain labor, fuel, steam, water, electricity or materials, acts of God, enemy action, civil commotion, fire or other casualty or the process of settling insurance claims, but, shall specifically exclude lack of funds or financial inability to perform.

         Insurance Expense:  As defined in Section 16.2.

         Insurance Requirements: All present and future requirements of any insurance policy covering or applicable to all or any part of the Demised Premises or the use thereof, all requirements of any administrative body governing the underwriting standards of insurance companies issuing policies within the State of New York and having jurisdiction over all or any portion of the Demised Premises.

         Landlord: Only the owner at the time in question of the Demised Premises or of a lease of the Demised Premises, so that in the event of any transfer of title to the Demised Premises or of Landlord's interest in a lease of the Demised Premises, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease first arising after such transfer, and it shall be deemed without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein [during the period it is the holder of Landlord's interest under this Lease].

         Landlord's Agents: The agents, contractors and employees of Landlord, including but not limited to the Managing Agent.

         Landlord's Work:  As defined in Section 3.1.

         Lease Year: The twelve (12) month period commencing on the Commencement Date and ending at 11:59 p.m. on the day before the first anniversary of the Commencement Date and each twelve (12) month period thereafter during the Term.

         Managing Agent: Alfred Weissman Real Estate, Inc., 1 Larkin Plaza, Yonkers, New York 10701, or such other party as Landlord may hereafter designate by notice to Tenant. Any notice to be given by Landlord shall be deemed to have been made by Landlord if made by Managing Agent.

         Nondisturbance Requirements: A subordination, nondisturbance and attornment agreement that provides (i) in the event of a termination of a Superior Lease or the foreclosure, or deed in lieu thereof, of a Superior Mortgage (a) the Superior Lessor or Superior Mortgagee, as the case may be, (and there respective successors and assigns) and Tenant shall be directly bound to each other in respect of their obligations under this Lease accruing after such termination, foreclosure or deed in lieu thereof, (b) provided, no Event of Default exists and is continuing, Tenant's rights under this Lease shall not be disturbed and (iii) such Superior Lessor or Superior Mortgagee, as the case may be, recognizes the applicability of (and such Superior Lessor or Superior Mortgagee agrees to be bound by) the provisions respecting casualty proceeds and condemnation awards as set forth in this Lease.

         Operating Expenses:  As defined in Section 16.2.

         Operational Year:  As defined in Section 16.2.

         Person: The term "person" shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

         Prime Rate: The prime rate published as such by The Wall Street Journal, or, in the event The Wall Street Journal ceases to publish a prime rate, then the prime rate as published by such other national publication selected by Landlord.

         Property: All of the land and improvements thereon owned or groundleased by Landlord and comprising the Demised Premises as more particularly described in Exhibit A attached hereto and made a part hereto. The foregoing shall include, in addition, any other parcels of land or improvements or any facility serving the Demised Premises and made available by easement, agreement or otherwise.

         Ready for Occupancy:  As defined in Section 3.2.

         Real Estate Tax Base:  As defined in Section 16.2.

         Real Estate Taxes:  As defined in Section 16.2.

         Regulations:  As defined in Section 8.1.

         Related Corporation:  As defined in Section 6.3.

         Rent:  As defined in Section 2.3.

         Repair: The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and maintain good working order and condition.

         Rules and Regulations:  As defined in Section 39.1.

         Superior Lease and Superior Lessor:  As defined in Section 5.1.

         Superior Mortgage and Superior Mortgagee:  As defined in Section 5.1.

         Tax Year:  As defined in Section 16.2.

         Tenant: The Tenant herein named or any assignee or successor in interest (immediate or remote of the Tenant herein named, which at the time in question is the owner of the Tenant's estate and interest granted by this Lease; but the foregoing shall not be construed to permit any assignment of this Lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance, and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this Lease.

         Tenant's Agents: The officers, employees, servants, contractors, licensees, concessionaires and agents of Tenant.

         Tenant Delay: A delay in the completion of Landlord's Work as a result of an event described in Section 3.3.

         Tenant's Property: The furniture and furnishings of Tenant and the following which are furnished and installed by or for Tenant without expense to Landlord and without any allowance or credit to Tenant: movable partitions, chandeliers and other hanging, standing or projecting special lighting fixtures, special cabinet work, other business and trade fixtures, business machines, business equipment and communications equipment, whether or not attached to or built into the Demised Premises and which can be removed without permanent structural damage to, or permanent defacement of, the Building.

         Term: As defined in Section 2.2, except that if this Lease is renewed or extended, the word "Term" shall include any such renewal or extension period.

                                    ARTICLE 2

                              Demise, Term and Rent

         2.1 Demise. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease, the Demised Premises.

         2.2 Term. The term of this Lease (herein called the "Term") (a) shall commence on the date (herein called the "Commencement Date") which shall be the date on which the Demised Premises are "Ready for Occupancy" (as defined in Article 3) and (b) shall end at 11:59 p.m. on the day before the tenth 10th anniversary of the Commencement Date (the "Expiration Date"), or on such earlier date upon which the Term shall expire or be canceled or terminated pursuant to any of the conditions or covenants of this Lease, or pursuant to law.

         2.3 Rent. The rents reserved under this Lease, which shall be payable throughout the Term shall be and consist of:

         (a) fixed rent (herein called "Fixed Rent"), commencing on the Commencement Date which shall be payable as follows:

         Lease Year                                   Per Annum Rent              Per Month Rent
            1-2                                      $   965,693.00                 $80,474.42
            3-5                                        1,055,109.00                  87,925.25
           6-10                                       1,099, 817.00                  91,651.42


Fixed Rent shall be payable in equal monthly installments in the amount set forth above, in advance on the first day of each and every calendar month during the Term commencing on the Rent Commencement Date, and

         (b) Additional Rent. The various items of Additional Rent shall commence to be paid on the Commencement Date unless otherwise set forth in this Lease.

All Fixed Rent and Additional Rent is to be paid in lawful money of the United States to Landlord at Landlord's address first set forth above or to such other person and/or at such other place as Landlord may designate by notice to Tenant. Fixed Rent and Additional Rent are herein sometimes collectively called "Rent".

         2.4 No Setoff. Tenant shall pay Fixed Rent and Additional Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease.

         2.5 Delay in Landlord's Delivery of Premises. In the event that the Demised Premises are not Ready for Occupancy (as defined below) on or before March 10, 1998, and such delay is not as a result of a Tenant Delay, then for each day after March 10, 1998 that the Demised Premises are not Ready for Occupancy, up to and including March 25, 1998, Tenant shall receive an abatement of Fixed Rent due under this Lease for two (2) days, and for each day after March 25, 1998 that the Demised Premises are not Ready for Occupancy, Tenant, provided such delay is not as a result of a Tenant Delay, shall receive an abatement of Fixed Rent due under this Lease for three (3) days. In the event that the Demised Premises are not Ready for Occupancy on or before September 30, 1998 and such delay is not a result of a Tenant Delay, then at any time thereafter until the Demised Premises are Ready for Occupancy, Tenant shall have the right to terminate this Lease upon ten (10) days' written notice to Landlord.

                                    ARTICLE 3

                                 Landlord's Work

         3.1 Landlord's Work. The Demised Premises shall be completed and prepared for Tenant's occupancy in the manner, and subject to the provisions of, the Work Letter attached hereto as Exhibit B and made a part hereof. The facilities, materials and work to be furnished, installed and performed in the Demised Premises by Landlord at its expense are herein and in Exhibit B are called "Landlord's Work". All of the terms, covenants, provisions and conditions of Exhibit B are incorporated in this Article as if fully set forth at length herein. Subject to Section 3.4 below, the taking of possession by Tenant of the Demised Premises shall be conclusive evidence as against Tenant that the Demised Premises is in good and satisfactory condition at the time such possession was taken, except for latent conditions and defects. Landlord shall provide Tenant with weekly reports with respect to the status and progress of Landlord's Work.

         3.2 Ready for Occupancy. The Demised Premises shall be deemed "Ready for Occupancy" on the date on which Landlord's Work shall have been substantially [completed and Landlord shall have delivered to Tenant a Certificate of Occupancy (either temporary or permanent) permitting Tenant's lawful occupancy of the Demised Premises]; and the same shall be substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which will not interfere with Tenant's use of the Demised Premises, except in de minimus respects. Landlord shall give Tenant at least ten
(10) Business Days' notice of the date on which Landlord's Work will be substantially completed. Except as otherwise set forth in this Lease, any variance between the date so estimated and the date on which Landlord's Work shall have been substantially completed shall be of no consequence. Tenant shall use its reasonable efforts to occupy the Demised Premises within a commercially reasonable period after the same are Ready for Occupancy.

         3.3 Delays. If the substantial completion of Landlord's Work shall be delayed due to any act or omission of Tenant or Tenant's Agents (including, but not limited to, (i) any delays due to changes in or additions to Landlord's Work, or (ii) any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals, or (iii) Tenant's material interference with the progress of Landlord's Work during any time that Tenant is given access to the Demised Premises under Section 3.5 below.), then the Demised Premises shall be deemed Ready for Occupancy on the date when they would have been ready but for such delay; provided, however, such delay shall only be considered a delay if Landlord shall give written notice to Tenant [(i) of the action or inaction giving rise thereto and Tenant fails to cure same within three (3) Business Days thereafter; and (ii)] within ten (10) Business Days of the act or omission of Tenant or Tenant's Agents which is the cause of the delay stating with reasonable specificity the act or omission that caused a delay and the period thereof.

         3.4 Punch List. The Demised Premises shall be conclusively presumed to be in satisfactory condition on the Commencement Date except for latent defects and conditions and except for any minor or insubstantial details referred to in
Section 3.2 of which Tenant gives Landlord notice within thirty (30) days after the Commencement Date specifying such details with reasonable particularity which details Landlord shall repair within sixty (60) days of receipt of such notice.

         3.5 Early Access and Possession. Tenant shall have access to the Demised Premises [from the start of construction of Landlord's Work for the purposes of fixturing and installing telephone and computer systems and related wiring and cabling. Any access by Tenant to the Demised Premises prior to the Commencement Date] shall be deemed to be upon all the terms, covenants and provisions of this Lease except that no Rent shall be due for such early possession.

         3.6 Warranty. Landlord hereby warrants Landlord's Work against defects due to faulty workmanship or materials for a period of one (1) year from the date that the Demised Premises are Ready for Occupancy.

                                    ARTICLE 4

                                       Use

         4.1 Tenant's Business. Tenant shall use and occupy the Demised Premises for general office purposes and uses ancillary thereto and for no other purposes.

         4.1 Permits. If any governmental license or permit, other than a certificate of occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and promptly following Landlord's request, submit the same to inspection of Landlord. Tenant shall at all times comply with the terms and conditions of each such license or permit.

         4.2 Restrictions. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Demised Premises, or do anything in the Demised Premises, in any manner (a) which violates the certificate of occupancy for the Demised Premises (assuming such certificate of occupancy permits a general office use); (b) which causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) which constitutes a violation of Applicable Law or the Insurance Requirements; (d) which impairs the character, reputation or appearance of the Building as a first-class office building; (e) which impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) which creates a nuisance.

                                    ARTICLE 5

                                  Subordination

         5.1 Superior Leases and Mortgages. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases affecting the Project now or hereafter existing (the "Superior Lease(s)") and to all mortgages which may now or hereafter affect the Project or any of such leases (the "Superior Mortgage(s)") whether or not such mortgages shall also cover other lands, buildings or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required [provided that in each instance the Superior Lessor or Superior Mortgagee (as such terms are defined below) enters into a subordination, nondisturbance and attornment agreement with Tenant that contains the Nondisturbance Requirements.] Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. As used herein the lessor of a Superior Lease or its successor in interest is herein called "Superior Lessor"; and the holder of a Superior Mortgage is herein called "Superior Mortgagee". Landlord represents and warrants that as of the date hereof, the Demised Premises is subject only to a mortgage (the "Current Mortgage") in favor of 120 Old Post Road Associates recorded in Liber 22768 at Page 68 in the Westchester County Clerk's Office. Landlord represents to Tenant that Landlord intends to refinance the Current Mortgage promptly after the execution of this Lease and Landlord agrees to obtain and Tenant's subordination hereunder is conditioned upon Landlord obtaining a Subordination, Non-Disturbance and Attornment Agreement from such mortgagee which contains the Nondisturbance Requirements.

         5.2 Notice. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until, it has given written notice of such act or omission to Landlord and to any Superior Mortgagee or Superior Lessor whose names shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice.

         5.3 Attornment. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment, provided same does not adversely effect Tenant's rights or obligations under this Lease. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease. [In addition, the subordination, nondisturbance and attornment agreement entered into between Tenant and such successor Landlord shall provide, if required by the Superior Lessor or Superior Mortgagee, that the successor Landlord shall not] (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease; or (c) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent, unless such modification or prepayment shall have been expressly approved in writing by the Successor Landlord (or predecessor in interest) or permitted hereby.

                                    ARTICLE 6

                            Assignment and Subletting

         6.1 Consent Required. (a) Tenant covenants and agrees that neither this Lease, nor the estate hereby granted, nor the interest of Tenant in any sublease or the rentals thereunder, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred by Tenant, the Tenant's legal representatives, or successors in interest by operation of law or otherwise, and that neither the Demised Premises nor any part thereof shall be encumbered in any manner by reason of any act or omission on the part of Tenant, or shall be sublet, except as otherwise permitted hereby or expressly consented to in writing by Landlord, which consent shall not be unreasonably withheld or delayed. A transfer of fifty percent (50%) or greater interest (whether stock, partnership interest, membership interest or otherwise) of Tenant shall be deemed to be an assignment of this Lease, either in one transaction or in any series of transactions unless either (i) Tenant's stock is publicly traded on a recognized stock exchange or in the over-the-counter market (publicly traded to included, without limitation, the act of going public on such exchange or market), or (ii) the transfer was not made with the intent of otherwise circumventing the provisions of this Article 6 and the transferee, after giving effect to the assignment, shall have a net worth of at least equal to the greater of that of Tenant at the time of this Lease.

         (b) In the event Tenant desires to assign its interest in this Lease or sublease all or any portion of the Demised Premises, Tenant shall remain fully liable for the payment of Fixed Rent or Additional Rent due or to become due pursuant to this Lease and for the performance of all obligations, covenants, agreements, terms and conditions contained in this Lease.

         6.2 Collection of Rent, etc. If this Lease be assigned, whether or not in violation of the provisions of this Lease, Landlord may collect Rent from the assignee. If the Demised Premises or any part thereof be sublet or used or occupied by anyone other than Tenant, whether or not in violation of this Lease, Landlord may, after default beyond all applicable grace and cure periods after notice by Tenant, collect Rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 6.1, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to an assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting pursuant to any provision of this Lease shall not in any way be considered to relieve Tenant from obtaining the express consent of Landlord to any other or further assignment, mortgaging, pledging, encumbering, transfer, use, occupancy or subletting. The listing of any name other than that of Tenant on any door of the Demised Premises or on any directory or in any elevator in the Building, or otherwise, shall not operate to vest in the person so named any right or interest in this Lease or in the Demised Premises, or be deemed to constitute, or serve as a substitute for, or any waiver of, any prior consent of Landlord required under this Article. Neither any assignment of Tenant's interest in this Lease, nor any subletting, occupancy or use of the Demised Premises, or any part thereof, by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant, as provided in this Article, nor any application of any such rent, as provided in this Article shall, under any circumstances, relieve Tenant of any of its obligations under this Lease.

         6.3 Related Corporations. Notwithstanding the foregoing Tenant, without Landlord's consent and without Landlord becoming entitled to any amounts pursuant to Section 6.8 of this Lease, may, upon written notice to Landlord:

         (a) Sublet any part of the Demised Premises to a corporation or other business entity (herein called a "Related Corporation") which shall control, be controlled by, or be under common control with, Tenant.

         (b) Assign this Lease to a Related Corporation, provided that such Related Corporation shall assume Tenant's obligations thereafter arising under this Lease.

Concurrently with providing notice to Landlord of the making of a sublease to a Related Corporation or assigning this Lease to a Related Corporation (all as set forth in Sections 6.3(a) or (b)), as the case may be, Tenant shall be required to submit proof that the sublessee or assignee is a Related Corporation, together with an executed counterpart of the assignment or sublease, as the case may be. As used herein in defining Related Corporation, control must include over fifty percent (50%) of the stock or other voting interest of the controlled corporation or other business entity. Similar proof that such sublessee or assignee continues to be a Related Corporation shall be furnished by Tenant to Landlord within fifteen (15) days after request therefor. Any assignment or sublease to a Related Corporation shall not relieve Tenant from liability under this Lease.

         6.4 Conditions to Sublease. Provided that Tenant is not in default of any of Tenant's obligations under this Lease, then Landlord's consent (which must be in writing and in form reasonably satisfactory to Landlord) to any proposed assignment or sublease shall not be unreasonably withheld or delayed (in the event Landlord has not either consented or denied consent within 30 days, then such consent shall be deemed granted), provided that the following conditions are met:

         (a) In Landlord's reasonable judgment the proposed assignee or subtenant is engaged in a business and the Demised Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, (ii) is limited to the use expressly permitted under
Section 4.1 and (iii) will not cause an undue amount of traffic in the Building or impose any material additional burden upon Landlord in the operation of the Building or providing services and utilities;

         (b) The proposed assignee or subtenant is a reputable person of good character and the Landlord has been furnished with reasonable proof thereof;

         (c) The form of the proposed sublease or assignment shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article; and

         (d) Tenant shall reimburse Landlord on demand for any reasonable costs that may be incurred by Landlord in connection with said assignment or sublease, including, without limitation, the cost of making investigations as to the acceptability of the proposed assignee or subtenant and reasonable legal fees incurred in connection with the granting of any requested consent.

         6.5 Further Conditions. Each subletting and/or assignment pursuant to this Article shall be subject to all of the covenants, agreements, terms, provision and conditions contained in this Lease. Tenant further agrees that notwithstanding any such subletting or assignment, no other and further subletting or assignment of the Demised Premises or any part thereof by Tenant or any person claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article. If Landlord shall decline to give its consent to any proposed assignment or sublease, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord by the proposed assignee or sublessee or by any brokers or other persons claiming a commission or similar in connection with the proposed assignment or sublease.

         6.6 Compliance. In the event that Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within ninety (90) days after the giving of such consent, then, Tenant shall again comply with all of the provisions and conditions of this Article before assigning this Lease or subletting the Demised Premises.

         6.7 Conditions of Subletting. With respect to each and every sublease or subletting authorized by Landlord under the provisions of this Lease, it is further agreed as follows:

         (a) No subletting shall be for a term ending later than one day prior to the Expiration Date;

         (b) No sublease shall be valid, and no subtenant shall take possession of the Demised Premises or any part thereof, until an executed counterpart of such sublease has been delivered to Landlord; and

         (c) Each sublease shall provide that it is subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and that in the event of termination, re-entry or dispossess by Landlord under this Lease Landlord may, at its option, terminate such sublease or take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord's option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not
(i) be liable for any previous act or omission of Tenant under such sublease,
(ii) be subject to any offset, not expressly provided in such sublease, which theretofore accrued to such subtenant against Tenant, or (iii) be bound by any previous modification of such sublease (unless consented to by Landlord) or by any previous prepayment of more than one month's rent.

         6.8 Consideration. If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent:

         (a) In the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant, after deducting therefrom Tenant's out-of-pocket costs and expenses incurred in connection with such assignment including, without limitation, commissions, legal fees, and construction expenses, by an assignee for or by reason of or in any way connected with such assignment (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements less, in the case of a sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns); and

         (b) In the case of a sublease, fifty percent (50%) of any rent, additional charge or other consideration paid under the sublease to Tenant, after deducting therefrom Tenant's reasonable out-of-pocket costs and expenses incurred in connection with such sublease including, without limitation, commissions, legal fees, and construction expenses, by the subtenant which is in excess of Fixed Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms thereof (including but not limited to sums paid for the sale or rental of Tenant's fixtures, leasehold improvements less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns). The sums payable under this section 6.8(b) shall be paid to Landlord as and when paid by the subtenant to Tenant.

                                    ARTICLE 7

                        Estoppel Certificate; Memorandum

         7.1 Delivery of Certificate. Landlord or Tenant shall, at any time and from time to time, within ten (10) days after request by the other party, certify by written instrument duly acknowledged and delivered to any proposed or actual mortgagee, assignee of any mortgage or purchaser, or any other person, firm or corporation specified by Landlord or Tenant:

         (a) That this Lease is unmodified and in full force and effect (or, if there has been any modification, that the same is in full force and effect as modified and stating the modification);

         (b) Whether or not there are then existing any set-offs, or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so specifying the same);

         (c) The dates, if any, to which the Rent has been paid in advance; and

         (d) Any other matters reasonably requested.

         7.2 Memorandum of Lease. At the request of Tenant, Landlord shall promptly execute, acknowledge and deliver a memorandum in form reasonably satisfactory to Tenant with respect to this Lease, or any amendment of or other agreement supplementary to this Lease, sufficient for recording. Unless Landlord otherwise expressly requests or consents, such memorandum shall not state the monetary payments required to be made hereunder, or anything else which is not required by the applicable recording statute. Such memorandum shall not in any circumstance be deemed to change or otherwise affect any of the terms, covenants and conditions of this Lease. The recording of any such memorandum shall be at Tenant's sole expense.

                                    ARTICLE 8

                               Requirements of Law

         8.1 Compliance. Landlord shall deliver the Demised Premises in substantial compliance with all Applicable Laws and Insurance Requirements (collectively, "Regulations") on the Commencement Date. Tenant, at Tenant's sole cost and expense, shall promptly comply with all Regulations with respect to the Demised Premises or the use or occupancy thereof, except that nothing herein shall require Tenant to make repairs or alterations unless Tenant has by its particular manner of use of the Demised Premises or method of operation therein violated any Regulations. Tenant may contest and appeal any such Regulations provided same is done with all reasonable promptness and provided such appeal shall not subject Landlord to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Landlord may be obligated, or which may encumber the Demised Premises, the Building or the Property or cause the Demised Premises, the Building or the Property to be condemned or vacated.

         8.2 Prohibitions. Tenant shall not knowingly do or knowingly permit any act or thing to be done in or to the Demised Premises which is contrary to Applicable Laws or the Insurance Requirements, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Landlord with respect to the Demised Premises or the Building or which shall subject Landlord to any liability or responsibility to any person or for property damage, nor shall Tenant keep anything in the Demised Premises except as now or hereafter permitted by Applicable Law and Insurance Requirements, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the Building, nor use the Demised Premises in a wrongful manner which will increase the insurance rate for the Building or any property located therein over that otherwise in effect. Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed upon Landlord by reason of Tenant's failure to comply with any Applicable Laws or Insurance Requirements and if by reason of Tenant's failure to comply with any Applicable Laws or Insurance Requirements the fire insurance rate shall, at the beginning of this Lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Landlord, as Additional Rent hereunder, for that portion of all fire insurance premiums thereafter paid by Landlord which shall have been charged because of such failure by Tenant, and shall make such reimbursement upon the first day of the month following such outlay by Landlord.

         8.3 Hazardous Substances. (a) Tenant shall not cause or permit any Hazardous Substance to be used, stored, generated or disposed of on or in the Demised Premises by Tenant or Tenant's Agents without first obtaining Landlord's written consent. If Hazardous Substances are used, stored, generated or disposed of on or in the Demised Premises except as permitted above, or if the Demised Premises become contaminated in any manner for which Tenant is legally liable, Tenant shall indemnify and hold harmless the Landlord from any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Demised Premises, damages due to loss or restriction of rentable or usable space, or any damages due to adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising during or after the Term of the Lease and arising as a result of such contamination by Tenant. This indemnification includes, without limitation, any and all costs incurred due to any investigation of the site or any cleanup, removal or restoration mandated by a federal, state or local agency or political subdivision. Without limitation of the foregoing, if Tenant causes or permits the presence of any Hazardous Substance on the Demised Premises and such results in contamination, Tenant shall promptly, at its sole expense, take any and all necessary actions to return the Demised Premises to the condition existing prior to the presence of any such Hazardous Substance on the Demised Premises. Tenant shall first obtain Landlord's approval for any such remedial action. The terms and conditions of this Section 8.3(a) shall survive the termination or expiration of this Lease.

         (b) As used herein, "Hazardous Substance" means any substance which is toxic, ignitable, reactive or corrosive and which is now or at any time in the future regulated by any local government, the State of New York or the United States government. "Hazardous Substance" includes any and all material or substances which are now or may be in the future designated or defined as "hazardous waste", "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local governmental law. "Hazardous Substance" includes, but is not restricted to, asbestos, polychlorobiphenyls ("PCB's") and petroleum.

         (c) Landlord hereby represents and warrants to the best of Landlord's knowledge that as of the date hereof there are, and as of the Commencement Date there shall be no Hazardous Substances used, stored, generated or disposed of on or in the Demised Premises. Landlord agrees to indemnify and hold Tenant harmless from and against any and all claims, damages, fines, judgments, penalties, costs and liabilities resulting from the use, storage, generation or disposal of Hazardous Substances on or in the Demised Premises prior to the Commencement Date (subject to Tenant's indemnity above if Tenant occupies the Demised

Premises) or by Landlord on the Demised Premises. The terms of this Section 8.3(c) shall survive the termination or expiration of this Lease.

                                    ARTICLE 9

                        Property Loss and Indemnification

         9.1 Limitation of Liability. Landlord or Landlord's Agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the Building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for injury or damage to persons or property resulting from any cause of whatsoever nature, unless (in any of the foregoing instances) caused by or due to the negligence of Landlord or Landlord's Agents, nor shall Landlord or Landlord's Agents be liable for any such damage caused by other tenants or persons in, upon or about the Building or caused by operations in construction of any private, public or quasi-public work.

         9.2 Tenant's Indemnification. Tenant shall indemnify and hold harmless Landlord and Landlord's Agents (of whose identities Tenant is given notice) from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord or Landlord's Agents) in or about the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant shall have taken possession of the Demised Premises; (b) any act, omission or negligence of Tenant, Tenant's Agents or any subtenants or licensees or their partners, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused by Landlord's or Landlord's Agents negligence) occurring in, at or upon the Demised Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys' fees and expenses. In case any action or proceeding be brought against Landlord or Landlord's Agents by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord).

                                   ARTICLE 10

                      Destruction - Fire and Other Casualty

         10.1 Repairs. If the Demised Premises shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Landlord and this Lease shall continue in full force and effect except as hereinafter set forth. If the Demised Premises are partially unusable, the damage thereto shall be repaired by Landlord with reasonable dispatch after Landlord is provided with a reasonable opportunity (not to exceed sixty (60) days) to collect the insurance proceeds attributable to such damage, subject to delays due to causes beyond Landlord's control, and Rent, until such repairs shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the Demised Premises which is unusable. Landlord, however, shall have no obligation to repair any damage to Tenant's personal property. If the Demised Premises are totally damaged or rendered unusable by Tenant for the carrying on of Tenant's business by fire or other casualty then the Fixed Rent shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the Demised Premises shall have been repaired and restored by Landlord, subject to Landlord's right to elect not to restore the same as hereinafter provided.

         10.2 Termination. If the Building shall be so damaged that Landlord shall decide to demolish it or not to rebuild it (Landlord agreeing to give Tenant written notice of Landlord's decision with regard thereto within forty-five (45) days after such fire or casualty), then Landlord or Tenant may elect to terminate this Lease by written notice to the other party given within sixty (60) days after such fire or casualty. Such notice shall specify a date for the expiration of this Lease, and upon the date specified the Term shall expire as fully and completely as if such date were the date set forth above for the termination of this Lease and Tenant shall forthwith quit, surrender and vacate the Demised Premises, without prejudice however, to either party's rights and remedies against the other under the Lease provisions in effect prior to such termination, and any Rent owing shall be paid up to the date the Demised Premises were rendered unusable and any payments of Rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Landlord or Tenant shall serve a termination notice as provided for herein, Landlord within such sixty (60) day period shall deliver an estimate of the time needed to repair or restore the Demised Premises, and thereafter shall make repairs and restoration as herein set forth with reasonable dispatch after a reasonable period of time has been allowed to provide for collection of the insurance proceeds as provided in Section 10.1. If the repair or restoration is estimated by Landlord as provided above to take (or if such repair or restoration in fact does take, with no extension for events of Force Majeure) more than 270 days, then Tenant shall have the right to terminate this Lease upon written notice to Landlord.

         10.3 Tenant's Property. Tenant acknowledges that Landlord will not carry insurance on Tenant's Property or on Tenant's business records or other property of Tenant or Tenant's Agents, and Tenant agrees that Landlord will not be obligated to repair any damage thereto or to replace the same.

                                   ARTICLE 11

                                    Insurance

         11.1 Landlord's Insurance. At all times during the Term of this Lease, Landlord will maintain (a) fire and extended coverage insurance covering the Building and all improvements located upon the Property for the full replacement value thereof, and (b) public liability and property damage insurance with limits which are the same as the limits required to be carried by Tenant in
Section 11.2 below.

         11.2 Liability Insurance. Tenant shall provide after taking possession of the Demised Premises and shall keep in force during the Term for the benefit of Landlord and Tenant a comprehensive or commercial policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by accident on or about the Demised Premises or appurtenances thereof. Such policy is to be written by good and solvent insurance companies licensed in the State of New York rated A VII or better by Best's Key Rating Guide, with a combined single occurrence limit of not less than Five Million and 00/100 ($5,000,000.00) Dollars. Such insurance may be carried under a blanket policy covering the Demised Premises and other locations of Tenant provided such blanket policy complies with the above amounts of insurance for the Demised Premises and the other requirements provided above. Prior to the time such insurance is first required to be carried by Tenant, and thereafter, at least ten (10) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance. Such insurance may not be canceled except upon ten (10) days' notice to Landlord. At any time on or after the sixth (6th) anniversary of the Commencement Date, upon written notice to Tenant, Landlord shall have the right to require that Tenant reasonably increase the limits of Tenant's insurance coverage to an amount that is not in excess of amounts then customarily required of comparable tenants in comparable buildings in Westchester County, New York.

         11.3 Waiver of Subrogation. Landlord and Tenant each shall secure an appropriate clause in, or an endorsement upon, each insurance policy obtained by it and covering or applicable to the Demised Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the insurance company waives subrogation or permits the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party without invalidating the coverage under the insurance policy. The waiver of subrogation or permission for waiver of any claim shall extend to Landlord and Landlord's Agents and Tenant and Tenant's Agents. Landlord and Tenant shall look first to any insurance in their respective favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in effect, Landlord and Tenant hereby release each other and their Agents in respect of any claim (including a claim for negligence) which it might otherwise have against the other party or its Agents for loss, damage or destruction by fire or other casualty

(including rental value or business interest, as the case may be) occurring during the Term of this Lease and normally covered under a fire insurance policy with extended coverage endorsement.

         11.4 Forms of the Policies. All policies of liability insurance which Tenant is obligated to maintain according to this Lease (other than any policy of worker's compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insureds. Reasonably satisfactory evidence of such insurance along with evidence of the payment of all premiums of such policies will be delivered to Landlord prior to Tenant's occupancy of the Demised Premises and from time to time at least ten (10) days prior to the expiration of the term of each such policy. All public liability and property damage liability policies maintained by Tenant will contain a provision that Landlord and any other additional insured, although named as an insured, will nevertheless be entitled to recover under such policies for any loss sustained by it, its agents and its employees as a result of the acts or omissions of Tenant. All such policies maintained by Tenant will provide that they may not be terminated or amended except after ten (10) days prior written notice to Landlord. All public liability, property damage liability and casualty policies maintained by Tenant will be written as primary policies, not contributing (except in the case where Landlord and Tenant are both found proportionately liable for such loses) with and not in excess of coverage that Landlord may carry. No insurance required to be maintained by Tenant by this paragraph will be subject to any deductible without Landlord's prior written consent, provided, however such policies may contain a commercially reasonable deductible, not to exceed $25,000.00.

                                   ARTICLE 12

                                  Condemnation

         12.1 Total Taking. If all or substantially all of the Demised Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease shall cease and terminate as of the date of the vesting of title in the condemnor.

         12.2 Partial Taking. If less than all of the Demised Premises shall be so condemned or taken, but if such taking shall substantially affect the means of access thereto, then Landlord and/or Tenant shall have the right to terminate this Lease and the term and estate hereby granted by the delivery of written notice to the other party within thirty (30) days following the date of actual vesting of title in the condemnor. Such termination shall take effect as of the date of actual vesting of title in the condemnor or thirty (30) days after the giving of such notice of termination, whichever is later. If Landlord and/or Tenant shall not so elect to terminate, this Lease shall be and remain unaffected by such condemnation or taking, except that, effective as of the date of the vesting of title in the condemnor, Rent shall be reduced in the proportion which the area of the part of the Demised Premises so condemned or taken bears to the total area of the Demised Premises prior to such condemnation or taking.

         12.3 Award. In the event of the termination of this Lease in accordance with this Article, Rent shall be prorated and paid to the effective date of the termination. Tenant, whether this Lease be canceled pursuant to this Article, shall not be entitled to claim or receive any part of any award or compensation which may be issued or receive any part of any award or compensation which may be issued or rendered in any such condemnation proceeding or as a result of such condemnation or taking, and shall not be entitled to claim or receive any damages against Landlord, whether the same be for the value of the unexpired term of this Lease or otherwise. Nothing herein contained, however, shall be deemed to preclude Tenant from making a separate claim against the condemnor for the value of Tenant's Property or for Tenant's moving expense provided the award of such claim or claims is not in diminution of the award made to Landlord.

                                   ARTICLE 13

                                     Repairs

         13.1 Landlord's Repairs. Except as set forth in Section 13.2, Landlord shall maintain and repair the public portions of the Project, both exterior and interior, and the structural elements and systems in the Building, in good condition.

         13.2 Tenant's Repairs. Except as expressly set forth in Section 13.1 above, Tenant shall take good care of the Demised Premises and the fixtures and appurtenances therein and, at Tenant's cost and expense, make all non-structural repairs thereto as and when needed to preserve them in good working order and condition, reasonable wear and tear, obsolescence and damage from the elements, fire or other casualty excepted. Notwithstanding the foregoing, all damage or injury to the Demised Premises or to any other part of the Project, or to its fixtures, equipment and appurtenances, whether requiring structural or non-structural repairs, caused by or resulting from the following shall be repaired promptly by Tenant at its sole cost and expense:

         (a) the performance or existence of Alterations;

         (b) the installation, use or operation of Tenant's Property in the Demised Premises;

         (c) the moving of Tenant's Property in or out of the Building; or

         (d) the act, omission, misuse or neglect of Tenant, Tenant's Agents or any subtenant.

         All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails after thirty (30) days' notice to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant and the reasonable expenses thereof incurred by Landlord shall be collectible as Additional Rent after rendition of a bill or statement therefor. Tenant shall give Landlord prompt notice after learning of any defective condition in any plumbing, heating system or electrical lines located in servicing or passing through the Demised Premises and following such notice, Landlord, at Landlord's expense, shall remedy the condition with due diligence, but at the expense of Tenant if repairs are necessitated by damage or injury resulting from (a) through (d) above.

         13.3 Abatement. Neither (i) the making by Landlord or Tenant of any decorations, repairs, alterations, additions or improvements in or to the Demised Premises, nor (ii) the failure of Landlord to make any such decorations, repairs, alterations, additions or improvements, nor (iii) any damage to the Demised Premises or to the property of Tenant, nor any injury to any persons, caused by other persons in the Building, or by operations in the construction of any private, public or quasi-public work, or by any other cause, nor (iv) any inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions (i) through (iv), shall entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord's Agents or any Superior Lessor or Superior Mortgagee other than such liability as may be imposed upon Landlord by law for Landlord's negligence or the negligence of Landlord's Agents in the operation or maintenance of the Building or for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed. Notwithstanding the foregoing, in connection with the occurrences referred to in subdivisions (i) through (iv) above, in the event that Tenant is unable to use, and in fact does not use the Demised Premises for the conduct of its business for more than three (3) consecutive Business Days as a result of Landlord's acts or omissions, then Tenant shall receive an abatement of Rent, to the extent the Demised Premises are not usable, and in fact not used, until such time as the Demised Premises are once again useable. Landlord shall use reasonable efforts not to obstruct Tenant's access to the Demised Premises and not to unreasonably interfere with Tenant's use of the Demised Premises for the conduct of its business. Tenant shall not claim a constructive eviction unless Tenant is deprived of possession of the Demised Premises for thirty (30) consecutive days.

                                   ARTICLE 14

                                    Services

         14.1 Building Services. Throughout the Term, Landlord shall provide:

         (a) one (1) elevator subject to call at all times;

         (b) water for ordinary lavatory, kitchen, pantry, plant watering, drinking and cleaning purposes;

         (c) cleaning service for the Demised Premises on Business Days as described on Exhibit C attached hereto and made a part hereof. Tenant shall pay to Landlord the cost of removal of any of Tenant's refuse and rubbish, if and when such refuse and rubbish is in excess of that normally generated by a general office use, if Landlord removes or causes the removal of such refuse and rubbish;

         (d) heating, ventilation and air-conditioning/cooling capable of maintaining inside temperatures in the range from a low of 70 degrees during the heating season to a high of 74 degrees at all other times, regardless of outside temperature; and

         (e) general cleaning and maintenance of the exterior portion of the Demised Premises, to the extent not set forth in Exhibit C.

         14.2 Intentionally Omitted.

         14.3 Limitation of Liability. Landlord shall use reasonable care to provide services referred to in this Article 14, however, provided Landlord has used such reasonable care, Landlord shall have no liability to Tenant for consequential damages caused by the failure to supply the services agreed to in this Lease. Further, Landlord reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements reasonably necessary in the judgment of Landlord for as long as may be reasonably required by reason thereof or by reason of any of the events described in Section 35.1.

                                   ARTICLE 15

                                   Alterations

         15.1 Requirements. Tenant may from time to time, at its expense, make such alterations (herein called "Alterations") in and to the Demised Premises, excluding structural changes, as Tenant may reasonably consider necessary for the conduct of its business in the Demised Premises, provided and upon condition that: (a) the outside of the Building shall not be affected; (b) the proper functioning of the mechanical, electrical, sanitary and other service systems of the Building shall not be adversely affected and the usage of such systems by Tenant shall not be materially increased; (c) before proceeding with any Alteration which either (i) has an anticipated cost in excess of $100,000, or
(ii) will have an effect (other than a de minimus effect) on the mechanical, electrical, sanitary or other service systems of the Building, Tenant shall submit to Landlord for Landlord's approval plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains

Landlord's approval, which shall not be unreasonably withheld or delayed; [provided, that if Landlord has not granted or denied such consent within fifteen (15) Business Days of Landlord's receipt of such request, then Landlord shall not be deemed to have granted consent;] (d) Tenant shall pay to Landlord upon demand the reasonable cost and expense of Landlord in reviewing said plans and; (e) Tenant shall fully and promptly comply with and observe the reasonable rules and regulations of Landlord then in force with respect to the making of Alterations. Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alteration and any inspection thereof are solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. Tenant shall not make any structural changes or alterations to the Building or any of the Building systems (including, without limitation, the plumbing, electrical and HVAC systems) without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, without the consent of Landlord, Tenant shall have the right, at Tenant's sole cost and expense, to redecorate (e.g. recarpet, repaint) the interior of the Demised Premises.

         15.2 Permits. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith and with all Regulations. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in class to the original installations of the Building. Alterations shall be performed by contractors chosen by Tenant and first approved by Landlord, which approval shall not be unreasonably withheld or delayed; provided, however, that any Alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by the contractor(s) designated by Landlord. Alterations shall be performed in such manner as not to unreasonably interfere with or delay and as not to impose any material additional expense upon Landlord in the maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's performance of any Alterations, Tenant shall pay such additional expense upon demand. Throughout the performance of Alterations, Tenant, at its expense, shall carry, or cause to be carried, worker's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord shall be named an insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations. If any Alterations shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not Tenant's Property, such fixtures, equipment or other property shall be promptly replaced at Tenant's expense with new fixtures, equipment or other property of like utility and at least equal value unless Landlord shall otherwise expressly consent.

         15.3 Violations. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by a public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanics' and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, including without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Demised Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record (whether by bonding or otherwise) of all such liens and encumbrances within sixty (60) days after notice of the filing thereof. Notice is hereby given that Landlord shall not be liable for any work performed or to be performed at the Demised Premises for Tenant or for any subtenant, or for any materials furnished or to be furnished at the Demised Premises for Tenant or any subtenant, upon credit, and that no mechanic's or other lien for such work or materials shall attach to or affect the estate or interest of Landlord in and to the Demised Premises.

         15.4 Labor Strife. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the Demised Premises, whether in connection with any Alteration or otherwise, if such employment will materially interfere or cause any material conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Demised Premises by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Demised Premises immediately.

                                   ARTICLE 16

               Escalations - Taxes, Operating Expenses, Utilities

         16.1 Escalations. In addition to the Fixed Rent and all other amounts due and payable by Tenant to Landlord pursuant to this Lease, as Additional Rent, Tenant shall pay to Landlord in the manner set forth in this Article 16, the Tax Payment and the Operating Expense Payment.

         16.2 Definitions. As used in this Article 16 the following definitions shall apply:

         (a) "Base Operating Year" shall mean the calendar year 1998, [provided however, since the Term will not commence until after January 1, 1998, for the purpose of ensuring that the Operating Expenses reflected in the Base Operating Year are for a full calendar year, the actual Operating Expenses for the period from January 1, 1999 until the last day of the first Lease Year shall be included in the total Operating Expenses incurred in the Base Operating Year.]

         (b) "Escalation Statement" shall mean a statement in writing signed by Landlord or Managing Agent setting forth the amount payable by Tenant for a specified Tax Year or Operational Year (as the case may be) pursuant to this
Article 16.

         (c) "Insurance Expense" shall mean all insurance premiums incurred by Landlord for insurance premiums relating to the Demised Premises, including but not limited to fire and extended coverage, public liability, rental insurance, business interruption and all risk insurance together with all other additional insurance of whatsoever nature Landlord desires to carry provided such insurance is of a nature generally maintained by prudent property owners of similar first-class office buildings in the Westchester County, New York, area. Nothing herein contained shall be interpreted to require Landlord to maintain any particular type or amount of insurance, nor shall it provide Tenant with any interest in said insurance or the proceeds thereof.

         (d) "Operating Expenses" shall mean [only the following (unless Tenant requests or consents to additional services or expenses) incurred by Landlord with respect to the Demised Premises:

                  (i) The cost of supplies for the Demised Premises and of exterminating, maintaining and repairing the Demised Premises;]

                  (ii) Costs incurred in connection with all energy sources for the Demised Premises, such as propane, butane, natural gas, steam, electricity (not included pursuant to Article 17 hereof) solar energy and fuel oil;

                  (iii) The costs of water and sewer service, janitorial services, refuse removal, security, general maintenance and repair of the Demised Premises, including but not limited to the HVAC systems and non-structural components of the Building;

                  (iv) Landscaping, maintenance, snow plowing, cleaning, repair and striping of all parking areas, sidewalks and walkways at the Demised Premises;

                  (v) Labor costs incurred by Landlord and Managing Agent for employees of Landlord and Managing Agent to the extent such employees are engaged in the operation, maintenance and management of the Demised Premises, including wages and other payments of whatsoever nature, including but not limited to payroll taxes, welfare, medical, surgical and other fringe benefits, which fringe benefits shall include but not be limited to group life insurance and pension payments but excluding all of the foregoing with respect to Landlord's or Managing Agent's executive personnel;

                  (vi) Costs to Landlord or Managing Agent for worker's compensation and disability insurance for employees or others relating to the operation, maintenance and management of the Demised Premises;

                  (vii) Professional building management fees, legal, accounting, inspection and consultation fees incurred in connection with the Demised Premises;

                  (viii) Any costs incurred by Landlord in making capital improvements or other modifications to the Demised Premises or any part thereof which Landlord reasonably estimates will reduce the Operating Expenses; these costs will be amortized over the useful life of such improvement or modification; however, the annual amortization amount will not exceed the reduction in Operating Expenses as projected by Landlord's accountant for the relevant year, and the amortization schedule will be extended accordingly if necessary; and

                  (ix) The Insurance Expense.

[Operating Expenses shall be calculated on a consistent basis, but otherwise in accordance with Managing Agent's normal procedures for calculating same. Except as expressly set forth in clause (viii) no capital expenditures shall be included in Operating Expenses.]

         (e) "Operational Year" shall mean each calendar year during the Term.

         (f) "Real Estate Tax Base" shall mean the Real Estate Taxes for the calendar year 1998, It being understood that said Real Estate Tax Base may include Real Estate Taxes for a portion of more than one fiscal year of the applicable taxing authority.

         (g) "Real Estate Taxes" shall mean the aggregate amount of real estate taxes, school taxes, water and sewer rents and or taxes (to the extent not included in Operating Expenses), and any other public benefit costs, expenses or liabilities, pursuant to any general or special assessments (exclusive of penalties and interest thereon) imposed upon the Project by any governmental and/or municipal or county entity or authority. If because of any change in the taxation of real estate any other tax or assessment (including, without limitation, any franchise, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon Landlord or the owner of the Demised Premises, or the occupancy, rents or income from either of them, in substitution for any of the foregoing taxes, such other tax or assessment, computed as if the Demised Premises were the Landlord's sole asset, will be deemed part of Real Estate Taxes. All expenses (up to an aggregate of 20% of the resulting savings), including attorneys' fees and disbursements, experts' and other witnesses' fees, incurred in contesting the validity or amount of any Real Estate Taxes or in obtaining a refund of Real Estate Taxes will be considered as part of the Real Estate Taxes for the Tax Year in which such expenses are incurred. If requested by Tenant, and provided Tenant agrees to pay all costs and expenses associated therewith, Landlord shall contest the validity of any Real Estate Taxes.

         (h) "Tax Year" shall mean (i) with respect to school taxes July 1 - June 30, (ii) with respect to city taxes January 1 - December 31 and (iii) with respect to state, county and sewer taxes January 1 - December 31.

         16.3 Tax Escalation. In addition to the Fixed Rent payable during the Term of this Lease and all other amounts payable in connection with this Lease, commencing on and after January 1, 1999, if the Real Estate Taxes for any Tax Year shall be greater than the Real Estate Tax Base, then Tenant shall pay to Landlord as Additional Rent an amount equal to such excess (herein called the "Tax Payment").

         16.4 Tax Payments. Any Tax Payment for any Tax Year shall be due and payable on the later of (a) fifteen (15) days after receipt of an Escalation Statement or (b) fifteen (15) days prior to the date on which the Real Estate Taxes which are the subject of such Escalation Statement are due and payable without penalty or interest.

         16.5 Survival and Proration. If this Lease ends on a day other than December 31 the amount of the payments pursuant to this paragraph payable by Tenant with respect to the year in which such end will occur will be prorated on the basis which the number of days of the Term of the Lease included in such year bears to three hundred sixty-five (365). In addition to any matters set forth in Article 23 or otherwise, the obligations of Landlord and Tenant concerning Tax Payments for any period prior to the expiration or termination of this Lease shall survive the expiration or termination of this Lease.

         16.6 Intentionally Omitted.

         16.7 Tax Refunds. If Landlord shall receive a refund of Real Estate Taxes for any Tax Year, except the Real Estate Tax Base, Landlord, at Tenant's option, shall either pay to Tenant, or permit Tenant to credit against subsequent payments under this Lease in the event Landlord does not promptly make such payment to Tenant, the net refund (after deducting from such total refund the costs and expenses, including, but not limited to, appraisal, accounting and legal fees of obtaining the same, to the extent that such costs and expenses were not included in the Real Estate Taxes for such Tax Year); provided, however, such payment or credit to Tenant shall in no event exceed Tenant's Tax Payment paid for such Tax Year.

         16.8 Operating Expense Payment. (a) In addition to the Fixed Rent payable in connection with this Lease and all other amounts payable in connection with this Lease, if the Operating Expenses for any Operational Year shall be greater than the Operating Expenses for the Base Operating Year, then Tenant shall pay as Additional Rent such excess for each Operational Year of the Term of this Lease (the "Operating Expense Payment").

(b) On or before the first day of each month during each Operational Year, Tenant will pay to Landlord one-twelfth (1/12th) of the Operating Expense Payment for the prior Operational Year; however, if a notice of such amount is not given prior to the commencement of an Operational Year, Tenant will continue to pay on the basis of the prior year's payment until the month after such notice is given.

(c) After the expiration of any Operational Year, Landlord shall furnish Tenant with the Escalation Statement of the Operating Expenses incurred for such Operational Year. Within thirty (30) days after receipt of such statement for any Operational Year, setting forth the Operating Expenses, Tenant shall pay same to Landlord as Additional Rent less all estimated payments paid pursuant to paragraph 16.8(b) above. If Tenant's payment of Operating Expenses exceeds the actual Operating Expenses for any Operational Year as shown on such statement then Landlord shall at Landlord's option, either (i) credit such amount to Tenant's next succeeding Rent payment or (ii) refund such amount to Tenant. The statement of Operating Expenses required to be furnished under this paragraph
(c) shall be certified by an officer of Landlord or the Managing Agent.

(d) Pending the determination of any dispute respecting the amount of Additional Rent payable pursuant to this Article by agreement or arbitration, Tenant shall, within thirty (30) days after receipt of such statement, pay Additional Rent in accordance with Landlord's statement and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of Additional Rent resulting from compliance with Landlord's statement together with interest thereon at the rate set forth in Section 23.4.

(e) In the event that the Expiration Date or other termination of this Lease shall be a day other than the last day of an Operational Year, the amount of payments pursuant to this paragraph payable by Tenant with respect to the year in which such commencement or end will occur will be prorated on the basis which the number of days of the Term of the Lease included in such year bears to three hundred sixty-five (365). In addition to any matters set forth in Article 23 or otherwise, the obligations of Landlord and Tenant concerning Operating Expense Payments for any period prior to the expiration or termination of this Lease shall survive the expiration or termination of this Lease.

         16.9 Audit Rights. Tenant shall have the right, at Tenant's sole cost and expense, upon prior notice to Landlord at any time during regular business hours to audit, review and photocopy Landlord's records pertaining to Operating Expenses for the then current Operational Year plus the prior two (2) Operational Years. Tenant agrees to keep all information thereby obtained by Tenant confidential subject to Tenant's right to reveal such information to its attorneys, accountants and other independent consultants, provided, such parties shall be subject to the confidentiality requirements contained herein [and further, except Tenant's right to reveal such information in connection with an arbitration proceeding under this Lease. Any dispute over Operating Expenses raised pursuant to such audit, if not resolved by Landlord and Tenant within thirty (30) days, may be submitted to arbitration as provided in this Lease by either party.]

                                   ARTICLE 17

                                 Electric Energy

         17.1 Electricity Charge. (a) At the sole cost and expense of Landlord, Landlord shall install one (1) direct meter for measuring the usage of electricity in the Demised Premises; the maintenance of such meter shall be at the sole cost and expense of Tenant.

(b) In addition to those amounts included in Operating Expense Payments for electricity, and in addition to the Fixed Rent, the Additional Rent set forth in
Article 16 and all other amounts due in connection with this Lease commencing on and after the Commencement Date, Tenant shall pay as and when due directly to the applicable utility company all charges for electricity used at the Demised Premises.

         17.2 Capacity. The electric capacity of the Building as of the Commencement Date shall be as set forth in Exhibit B. Tenant's use of electrical energy shall never exceed the Building's capacity.

         17.3 No Liability. Landlord shall have no liability to Tenant for any loss, damage or expense which Tenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy furnished to the Demised Premises or if the quantity or character of the electrical energy is no longer available or suitable for Tenant's requirements, except for any actual damage suffered by Tenant by reason of any such failure, inadequacy or defect cause by the negligence or Landlord or Landlord's Agents, and, in such event, Tenant, and those claiming by or through Tenant, waive, to the fullest extent permitted by Applicable Law any consequential damages resulting therefrom.

         17.4 Planned Shut-Down. Landlord shall, subject to Force Majeure, and except in the case of emergency, give the Tenant written notice of any planned or scheduled shut-down of all or any part of the electrical systems for the Demised Premises at least seventy-two (72) hours in advance of Landlord's scheduling of such shut-down. Any such scheduled shutdown shall be during non-business hours and shall be coordinated with Tenant.

                                   ARTICLE 18

                                      Signs

         18.1 Signs. Subject to Applicable Law, Tenant, at its sole cost and expense, shall have the right to place a sign, the size and design of which shall be subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, identifying Tenant in the landscaped area at the entrance to the Demised Premises where the former Dictaphone sign was located.

Except for the foregoing signs, Tenant shall not have the right without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, to cause or permit any sign or other object to be placed on or affixed to any part of the exterior of the Building or which is readily visible from the exterior of the Building. If Tenant shall not comply with the terms and conditions of this Article 18, Landlord, upon prior notice to Tenant, shall have the right, in addition to any other rights or remedies, without notice or liability to Tenant, to remove and dispose of any such sign or other object and to make any repairs necessitated by such removal, all at Tenant's sole cost and expense, and Landlord's cost and expense in performing such removal and repair shall be deemed Additional Rent payable with the next installment of Fixed Rent due hereunder.

                                   ARTICLE 19

                       Limitation of Landlord's Liability

         19.1 Tenant shall look solely to the estate and interest of Landlord in the Project (including, without limitation, proceeds of a sale of the Demised Premises and condemnation awards) for the satisfaction of Tenant's remedies for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to either this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use and occupancy of the Demised Premises, provided that this Article shall not affect any rights of Tenant under this Lease in and to any insurance proceeds received by Landlord.

                                   ARTICLE 20

                                     Broker

         20.1 Tenant and Landlord covenant, warrant and represent to each other that Cushman & Wakefield and Insignia/Rostenberg-Doern were the sole brokers who negotiated and brought about the consummation of this Lease, and that no discussions or negotiations were had with any other broker concerning the leasing of space in the Building. Based on the foregoing warranty and representation, Landlord has agreed to pay a commission to Cushman & Wakefield of Connecticut, Inc. and Insignia/Rostenberg-Doern, a division of Insignia/Edward S. Gordon, Inc. in connection with the consummation of this Lease. Tenant and Landlord agree to indemnify, defend and hold each other harmless from and against any claim for a brokerage commission or other compensation arising out of any discussions or negotiations had by the indemnifying party with any other broker. The foregoing indemnity shall survive the termination or expiration of this Lease.

                                   ARTICLE 21

                       Default - Conditions of Limitation

         21.1 Bankruptcy. If at any time during the Term of this Lease there is filed against Tenant in any court pursuant to any statute, either of the United States of America or any state, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or for other relief of debtors, and, within ninety
(90) days after such filing, Tenant fails to secure a dismissal thereof; or if Tenant shall make a voluntary application for any of the foregoing relief, or an assignment for the benefit of creditors or petition for or enter into an arrangement for the benefit of creditors, or admit in writing the inability to pay its debts; then, in any such event, this Lease, at the option of Landlord, may be terminated by written notice to Tenant (but if any of such events occurs prior to the Commencement Date, this Lease shall, without any obligation on the part of the Landlord to give such notice, thereupon be terminated), and, whether such termination occurs prior to or during the Term hereof, neither Tenant nor any person claiming through or under Tenant by virtue of any statute or any order of any court shall be entitled to possession or to remain in possession of the Demised Premises, but shall forthwith quit and surrender the same. Landlord, in addition to the other rights and remedies it may have by virtue of any other provision herein contained (including, without limitation, Article 23 hereof) or by virtue of any statute, judicial decision or other rule of law, may retain, to be credited against the damages described in Article 23 below, any rent, security deposit or monies received by it from Tenant or others on behalf of Tenant.

         21.2 Assignment. Without limiting any of the foregoing provisions of this Article or any of the provisions of Article 23 if, pursuant to the Bankruptcy Code of 1978, as amended, Tenant is permitted to assign or otherwise transfer this Lease (whether in whole or in part) without regard to the restrictions contained in this Article and/or
Article 6, Tenant agrees that adequate assurance of future performance by the assignee or transferee permitted under such Code shall mean the deposit of security with Landlord (in addition to the security deposit otherwise held by Landlord hereunder) in an amount equal to the sum of six (6) months' Fixed Rent then reserved hereunder plus an amount equal to one-third (1/3) of all Additional Rent payable under Article 16 and any other provisions of this Lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term as security for the full and faithful performance of all of the obligations under this Lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment or transfer (in whole or in part) of this Lease, such consideration (after deducting therefrom any brokerage commissions, any portion of such consideration reasonably allocated to the purchase by the assignee of Tenant's personal property in the Demised Premises and any other expenses reasonably incurred by Tenant for such assignment) shall be and become the sole and exclusive property of Landlord and shall be paid over to Landlord directly by such assignee or transferee. In addition, adequate assurance shall mean that any such assignee of this Lease shall have a net worth (exclusive of good will) equal to at least two
(2) times the aggregate of the annual Fixed Rent reserved hereunder plus all Additional Rent for said preceding calendar year. Such assignee or transferee shall expressly assume this Lease by an agreement reasonably satisfactory in form and substance to Landlord.

         21.3 Events of Default. The following events shall be deemed "Events of Default" under this Lease:

(a) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Fixed Rent or Additional Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord to criminal penalty or to prosecution for a crime or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion, all steps necessary to remedy the default and (iii) complete such remedy within a reasonable time after the date of said notice of Landlord, or

(b) if any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired term hereof, either by law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 6, or

(c) if Tenant shall abandon the Demised Premises.

Upon the occurrence of any Non-Monetary Event of Default, Landlord shall have the right to serve upon Tenant a written three (3) days notice of cancellation of this Lease, and upon the expiration of such three (3) day period, this Lease and the term hereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the Expiration Date.

                                   ARTICLE 22

                              Re-Entry by Landlord

         22.1 Summary Dispossess. If there shall be a Non-Monetary Event of Default [or if Tenant shall default in the payment of any Fixed Rent or Additional Rent, and such default shall continue for ten (10) days after written notice from Landlord (a "Monetary Event of Default" and together with a Non-Monetary Event of Default, an "Event of Default")] or if this Lease shall terminate as provided in Article 21, Landlord or Landlord's Agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter", as used herein, is not restricted to its technical meaning. If this Lease is terminated under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder of the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and Additional Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 23.

         22.2 Waivers. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including creditors, does hereby waive any and all rights and privileges so far as is permitted by law which Tenant and all such persons might otherwise have under any present or future law to (a) the service of any notice of intention to re-enter or to institute legal proceedings to that end, (b) to redeem the Demised Premises, (c) to re-enter or repossess the Demised Premises, or (d) to restore the operation of this lease, after Tenant shall have been dispossessed by a judgment or by warrant of any court or judge, or after any re-entry by Landlord, or after any expiration or termination of this Lease and the Term, whether such dispossess, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease.

         22.3 Injunctive Relief. In the event of a breach or threatened breach by Landlord or Tenant of any of their respective obligations under this Lease, the non-breaching party shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

         22.4 Retention of Monies. If this Lease shall terminate under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of this Article, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 23 or pursuant to law.

                                   ARTICLE 23

                                     Damages

         23.1 Acceleration, Reletting. If this Lease is terminated under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of Article 22, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages at the election of Landlord, either:

(a) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Fixed Rent and the Additional Rent which would have been payable by Tenant for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the date contemplated as the expiration date hereof if this lease had not so terminated or if Landlord had not so reentered the Demised Premises, over (ii) the fair market rental value of the Demised Premises for the same period, or

(b) sums equal to the Fixed Rent and the Additional Rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the date contemplated as the expiration date hereof if this Lease had not so terminated or if Landlord had not so re-entered the Demised Premises, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining Term, provided, Landlord shall use commercially reasonable efforts to re-let the Demised Premises, but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof be relet by Landlord for the unexpired portion of the Term, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting. Subject to Landlord's obligations under the foregoing paragraph, Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease.

         23.2 Successive Suits, etc. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term of this Lease would have expired if it had not been so terminated under the provisions of Article 21, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry on the Demised premises for the default of Tenant under this Lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater, equal to, or less than any of the sums referred to in
Section 23.1.

         23.3 Condition of Premises. In addition, if this Lease is terminated under the provisions of Article 21, or if Landlord shall re-enter the Demised Premises under the provisions of Article 22, Tenant agrees that:

(a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

(b) Tenant shall have performed prior to any such termination any covenant of Tenant contained in this Lease for the making of any Alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and

(c) for the breach of any covenant of Tenant set forth in this Section 23.3, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

         23.4 Interest. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under Article 21, if any Fixed Rent, Additional Rent or damages payable hereunder by Tenant to Landlord is not paid within thirty (30) days after demand therefor, the same shall bear interest at the rate of one percent (1%) per month or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be Additional Rent hereunder.

                                   ARTICLE 24

                                    Surrender

         24.1 Condition of Premises. (a) On the last day of the Term or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall, at its own expense, quit and surrender the Demised Premises to Landlord broom clean, in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease. Tenant shall remove from the Demised Premises all of Tenant's Property and all personal property and personal effects of all persons claiming through of under Tenant, and shall pay the cost of repairing all damage to the Building and the Demised Premises occasioned by such removal.

(b) Tenant shall not be obligated, at or before quitting and surrendering the Demised Premises, to restore the Demised Premises, or any part thereof, to the state or condition of the Demised Premises, or such part, existing at any time prior to the completion of the initial preparation of the Demised Premises.

         24.2 Intentionally Omitted.

         24.3 Tenant's Property. Any Tenant's Property or other personal property (other than money, securities, documents, or other valuables) which shall remain in the Demised Premises after the termination of this Lease shall be deemed to have been abandoned and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

         24.4 Indemnification. If the Demised Premises are not surrendered upon the termination of this Lease and such holdover shall continue for ninety (90) days after the expiration or termination of this Lease, then in addition to the Fixed Rent provided in the previous sentence, in the event Landlord has executed a new lease for all or a portion of the Demised Premises with a third party, Tenant shall indemnify Landlord against all actual out-of-pocket loss, liability claims, damage, cost and expense, in respect of such period following such ninety (90) days resulting from delay by Tenant in so surrendering the Demised Premises as provided in Section 24.1, including without limitation, any lost rents which would have been payable by any succeeding tenant founded on such delay, but, excluding consequential or contractual damages.

         24.5 Survival. Tenant's obligations under this Article shall survive the termination of this Lease.

                                   ARTICLE 25

                           Access to Demised Premises

         25.1 Landlord's Rights. Upon reasonable prior notice to Tenant, except in the case of emergency no such notice shall be required, Landlord and Landlord's Agents shall have the following rights in and about the Demised
Premises: (i) to enter the Demised Premises at all reasonable times to examine the Demised Premises or for any of the purposes set forth in this Article or for the purpose of performing any obligation of Landlord under this Lease or exercising any right or remedy reserved to Landlord in this Lease, and if Tenant or Tenant's Agents shall not be personally present or shall not open and permit an entry into the Demised Premises at any time when such entry shall be necessary due to an emergency, to use a master key or to forcibly enter the Demised Premises; (ii) to exhibit the Demised Premises to potential buyers and mortgagees for the entire Term of this Lease, and to potential tenants of the Demised Premises during the last six (6) months of the term; (iii) to make such decorations, repairs, alterations, improvements or additions, or to perform such maintenance, including, but not limited to, the maintenance of all heating, air-conditioning, elevator, plumbing, electrical and other mechanical facilities, as Landlord may deem necessary or desirable, provided Landlord shall use reasonable efforts to minimize any interference of Tenant's business; (iv) to take all materials into and upon the Demised Premises that may be required in connection with any such decorations, repairs, alterations, improvements, additions or maintenance; and (v) to install on the inside of the windows a film or other similar substance to reduce the usage of energy in the Building.

         25.2 Intentionally Omitted.

         25.3 Third Party Access. Landlord and Landlord's Agents shall have the right to permit access to the Demised Premises, whether or not Tenant shall be present, to any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing any property of Tenant or any other occupant of the Demised Premises, or for any other lawful purpose, or by any representative of the fire, police, building, sanitation or other department of the City, State or Federal Governments. Neither anything contained in this Section, nor any action taken by Landlord under this Section, shall be deemed to constitute recognition by Landlord that any person other than Tenant has any right or interest in this lease or the Demised Premises. Landlord shall use reasonable efforts to ensure that only those entitled to such access are permitted access.

         25.4 No Eviction. The exercise by Landlord or Landlord's Agents of any right reserved to Landlord in this Article shall not entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord, or Landlord's Agents, or upon any Superior Lessor or Superior Mortgagee by reason of inconvenience or annoyance to Tenant, or, except as otherwise set forth in this Lease, injury to or interruption of Tenant's business. Notwithstanding the above, Landlord covenants that, subject to Force Majeure, Landlord will take all reasonable measures to minimize interference with Tenant's use and operation of the Demised Premises.

                                   ARTICLE 26

                                     Waivers

         26.1 Order of Payment. If Tenant is in arrears in payment of Fixed Rent or Additional Rent, Tenant waives Tenant's right, if any, to designate the items which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.

         26.2 Trial by Jury. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and Tenant's use or occupancy of the Demised Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto; provided, however, the foregoing shall not apply to an action for personal injury or property damage.

                                   ARTICLE 27

                               No Surrender, etc.

         27.1 Delivery of Keys, etc. No act or thing done by Landlord or Landlord's Agents during the Term shall constitute a valid acceptance of a surrender of the Demised Premises or any remaining portion of the Term except a written instrument accepting such surrender, executed by Landlord. No employee of Landlord or the Managing Agent shall have any authority to accept the keys of the Demised Premises prior to the termination of this Lease, and the delivery of such keys to any such employee shall not operate as a termination of this Lease or a surrender of the Demised Premises; however, if Tenant desires to have Landlord sublet the Demised Premises for Tenant's account, Landlord or Landlord's Agents are authorized to receive said keys for such purposes without releasing Tenant from any of its obligations under this Lease, and, except in the case of Landlord's gross negligence or willful misconduct, Tenant hereby relieves Landlord of any liability for loss of, or damage to, any of Tenant's Property or other effects in connection with such subletting. The receipt by Landlord or Payment by Tenant of Rent with knowledge of the breach or violation by Tenant of any term, covenant or condition of this Lease on Tenant's part to be observed or performed shall not be deemed a waiver of such breach or violation. Landlord's failure to enforce any Rules or Regulations against Tenant or against any other occupant of the Building shall not be deemed a waiver of any such Rules or Regulations. No provision of this lease shall be deemed to have been waived by Landlord or Tenant unless such waiver shall be set forth in a written instrument executed by the other. No payment by Tenant or receipt by Landlord of a lesser amount than the aggregate of all Fixed Rent and Additional Rent then due, no endorsement or statement on any check or no letter accompanying any check or other Rent payment in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction and Landlord may accept any such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other legal remedy.

         27.2 Options. Neither any option granted to Tenant in this Lease or in any collateral instrument to renew or extend the Term, nor the exercise of any such option by Tenant, shall prevent Landlord from exercising any option or right granted or reserved to Landlord in this Lease or in any collateral instrument or which Landlord may have by virtue of any law, to terminate this Lease and the Term or any renewal or extension of the Term either during the original Term or during the renewed or extended term. Any termination of this Lease and the Term pursuant to the terms of this Lease, shall serve to terminate any such renewal or extension of the Term and any right of Tenant to any such renewal or extension, whether or not Tenant shall have exercised any such option to renew or extend the Term. Any such option or right on the part of Landlord to terminate this lease shall continue during any extension or renewal of the Term. No option granted to Tenant to renew or extend the Term shall be deemed to give Tenant any further option to renew or extend.

                                   ARTICLE 28

                                 Curing Defaults

         28.1 Landlord's Right to Cure. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, beyond the expiration of all applicable grace and cure periods after notice, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of fifteen (15) days from the date Landlord gives Tenant notice of the default.

         28.2 Tenant's Right to Cure. If Landlord shall default in the performance of any of Landlord's obligations under this Lease, and such default shall continue for a period of thirty (30) days after written notice from Tenant, Tenant without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Landlord.

         28.3 Landlord Reimbursement. Bills for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the rate of one percent (1%) per month or the maximum rate permitted by law, whichever is less, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and such amounts shall be due and payable in accordance with the terms of such bills as Additional Rent.

         28.4 Tenant Reimbursement. Bills for any expenses incurred by Tenant in connection with any performance by it under Section 28.2 above for the account of Landlord and the reasonable costs of enforcement and attorneys' fees, and interest on all sums advanced by Tenant under Section 28.2 at the rate of one percent (1%) per month or the maximum rate permitted by law, whichever is less, shall be due and payable by Landlord to Tenant within ten (10) days following receipt by Landlord of a bill therefor, together with copies of bills or invoices therefor.

                                   ARTICLE 29

                                     Notices

         29.1 All notices, requests and demands to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (a) personal service (including, without limitation, overnight delivery, courier or messenger services); (b) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by registered or certified, first-class mail, postage prepaid, return receipt requested), or (c) registered or certified, first-class United States mail, postage prepaid, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice, demand or request sent (x) pursuant to subsection (a) shall be deemed received upon such personal service, (y) pursuant to subsection (b) shall be deemed received one (1) day after dispatch by electronic means, and (z) pursuant to subsection (c) shall be deemed received five (5) days following deposit in the mail.

         To Tenant:          Prior to the Commencement Date
                             One Ramada Plaza
                             New Rochelle, NY
                             At the Demised Premises after the Commencement Date
                             Attention:  Kevin Dahill
                             Telecopy:

         With copies to:     Kramer, Levin, Naftalis & Frankel
                             919 Third Avenue
                             New York, NY  10022
                             Attention:  Larry M. Loeb, Esq.
                             Telecopy:  (212) 715-8000

         To Landlord:        OLD BOSTON POST ROAD ASSOCIATES LLC
                             c/o ALFRED WEISSMAN REAL ESTATE, INC.
                             1 Larkin Plaza
                             Yonkers, New York 10701
                             Attention:  Alan Weissman
                             Telecopy:  (914) 963-0962

         With copies to:     WINTHROP, STIMSON, PUTNAM & ROBERTS
                             695 East Main Street
                             P.O. Box 6760
                             Stamford, Connecticut  06904-6760
                             Attention:  Steven Kapiloff, Esq.
                             Telecopy:  (203) 965-8226

                                   ARTICLE 30

                                   Arbitration

         30.1 Express Provision. Landlord or Tenant may at any time request arbitration, of any matter in dispute where arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in the City of White Plains, New York, by three (3) arbitrators, in accordance with the rules then obtaining of the American Arbitration Association (or any organization which is the successor thereto). The award in such arbitration may be enforced on the application by either party by the order or judgment of a court of competent jurisdiction.

         The parties shall accept all notices from the AAA by telephone. Such notices by the AAA shall subsequently be confirmed in writing to the parties. Should there be a failure to confirm in writing any notice hereunder, the proceeding shall nonetheless be valid if notice has, in fact, been given by telephone.

         When no disclosed claim or counterclaim exceeds $50,000, exclusive of interest and arbitration costs, the AAA shall submit simultaneously to each party an identical list of five proposed arbitrators drawn from the National Panel of Commercial Arbitrators, from which one arbitrator shall be appointed. Each party may strike two names from the list on a peremptory basis. The list is returnable to the AAA within seven days from the date of AAA's mailing to the parties.

         If for any reason the appointment of an arbitrator cannot be made from the list, the AAA may make the appointment from among other members of the panel without the submission of additional lists.

         The parties will be given notice by telephone by the AAA of the appointment of the arbitrator, who shall be subject to disqualification for the reasons specified in Section 19 of the AAA rules. The parties shall notify the AAA, by telephone, within seven days of any objection to the arbitrator appointed. Any objection by a party to the arbitrator shall be confirmed in writing to the AAA with a copy to the other party or parties.

         The arbitrator shall set the date, time, and place of the hearing. The AAA will notify the parties by telephone, at least seven days in advance of the hearing date. A formal Notice of Hearing will be sent by the AAA to the parties.

         Generally, the hearing shall be completed within one day, unless the dispute is resolved by submission of documents under Section 37 of the AAA rules. The arbitrator, for good cause shown, may schedule an additional hearing to be held within seven days.

         Unless otherwise agreed by the parties, the award shall be rendered not later than fourteen (14) days from the date of the closing of the hearing.

         30.2 Fees. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof.

                                   ARTICLE 31

                                Security Deposit

         31.1 Security Deposit. On or before the date hereof, Tenant shall deposit with Landlord a clean, irrevocable and unconditional letter of credit in the form attached hereto ("Letter of Credit") issued by Silicon Valley Bank East or such other bank that is a member of the New York Clearing House Association or is otherwise acceptable to Landlord in Landlord's reasonable discretion (hereinafter referred to as the "Bank") in favor of Landlord, in the amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease, including without limitation the surrender of possession of the Premises to Landlord as herein provided. The Letter of Credit shall have a term of no less than one (1) year, and shall automatically renew for additional one (1) year terms, unless Landlord receives at least thirty (30) days prior written notice that the Bank will not renew the Letter of Credit. If Tenant fails to renew the Letter of Credit at least thirty (30) days in advance of its expiration (or deposit cash in lieu thereof) or if the Bank notifies Landlord that the Letter of Credit will not renew and Tenant does not deliver a substitute Letter of Credit therefor or deposit cash in lieu thereof, or defaults in respect of any of the terms, conditions or provisions of this Lease including, but not limited to, the payment of Fixed Rent or Additional Rent, and Tenant fails to cure any such default after any required notice and within any applicable cure period hereunder (i) Landlord shall have the right to require the Bank to make payment to Landlord or its designee of the entire proceeds of the Letter of Credit, and (ii) Landlord may, at the option of Landlord (but Landlord shall not be required to) apply or retain the whole or any part of such sum so paid to it by Tenant or the Bank to the extent required for the payment of any Fixed Rent and Additional Rent or any other sum as to which Tenant is in default, and (iii) Landlord or its designee shall hold the remainder of such sum paid to it by the Bank or Tenant, if any, as security for the faithful performance and observance by Tenant of the terms, covenants, and conditions of this Lease on Tenant's part to be observed and performed, with the same rights as hereinabove set forth to apply or retain the same in the event of any further default by Tenant under this Lease. If Landlord applies or retains any part of the proceeds of the Letter of Credit or the cash amount deposited by Tenant, Tenant, immediately upon demand, shall deposit with Landlord or its designee the amount so applied or retained so that Landlord or its designee shall have the full deposit on hand at all times during the term of this Lease (and any extension). Tenant's failure to do so within ten (10) days of receipt of such demand shall constitute a breach of this Lease. The Letter of Credit shall provide that as long as no Event of Default has occurred and is continuing, (i) at the end of the second (2nd) Lease Year the amount of the Letter of Credit shall be reduced to Four Hundred Thousand and 00/100 Dollars ($400,000.00) (ii) at the end of the third (3rd) Lease Year the amount of the Letter of Credit shall be further reduced to Three Hundred Thousand and 00/100 Dollars ($300,000.00) (iii) at the end of the fourth (4th) Lease Year shall be further reduced to Two Hundred Seventy-five Thousand and 00/100 Dollars ($275,000.00) and (v) shall remain at Two Hundred Seventy-five Thousand Dollars ($275,000.00) for the remainder of the Term. In addition, in the event that at any time during the Term Tenant shall complete an initial public offering (an "IPO") of its common stock which IPO raises in excess of Ten Million Dollars ($10,000,000.00) of equity in Tenant, then at the time such IPO becomes effective, the Letter of Credit shall be reduced to Two Hundred Seventy-five Thousand and 00/100 Dollars ($275,000.00).

                  A. Tenant, at any time during the term hereof (including any extension), but at least 30 days prior to the expiration of the Letter of Credit, may deposit with Landlord the equivalent cash amount as security hereunder in lieu of the Letter of Credit. Any cash security deposit held by Landlord shall be held in a segregated interest bearing account in a bank located in Westchester County or New York City. Landlord shall have all of the same rights with respect to such cash security as Landlord has hereunder with respect to the Letter of Credit, and Tenant shall have the same obligations with respect to the deposit of additional funds with Landlord if Landlord applies or retains all or any portion of such cash security as provided in the previous subsection.

                  B. In the event of a transfer, sale or lease of Landlord's interest in the Building, Landlord shall transfer or cause to be transferred either the cash or Letter of Credit or any sums collected thereunder by Landlord or its designee from the Bank, together with any other sums then held by Landlord or its designee as such security, to the transferee, vendee or lessee, and Landlord thereupon shall be released by Tenant from all liability under this Article. Tenant agrees to look solely to the new landlord for the return of the cash or Letter of Credit or any sums collected thereunder and any other security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Letter of Credit or any sums collected thereunder and any other security to a new landlord. Tenant further covenants that it shall not assign or encumber or attempt to assign or encumber any part of such security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance. Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letter of Credit or such cash security held by Landlord. Recourse by Landlord to the Letter of Credit or such security shall not affect any remedies of Landlord which are provided in this Lease or which are available to Landlord in law or equity.

                  C. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the Letter of Credit and/or cash, except as same may have been applied by Landlord in accordance with this Lease, shall be returned to Tenant within thirty (30) days after the expiration of this Lease.

                                   ARTICLE 32

                      No Representations - Entire Agreement

         32.1 Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and shall expressly refer to this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.

                                   ARTICLE 33

                            Changes and Modifications

         33.1 No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.

         If any Superior Mortgagee shall require any modification of this Lease, Tenant shall, at Landlord's request, promptly execute and deliver to Landlord such instrument effecting said modification as Landlord shall require, provided that such modification does not adversely affect any of Tenant's rights under this Lease or increase any of Tenant's obligations under this Lease.

                                   ARTICLE 34

                             Successors and Assigns

         34.1 Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 6 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article shall not be construed as modifying the conditions of limitation contained in Article 21.

                                   ARTICLE 35

                              Inability to Perform

         35.1 The obligations of Landlord and Tenant hereunder shall be in no wise affected, impaired or excused, nor shall Landlord or Tenant have any liability whatsoever to the other, because (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease by reason of Force Majeure, provided, Landlord or Tenant, as the case may be, uses reasonable efforts to rectify any inability or delay or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Demised Premises by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord's reasonable control.

                                   ARTICLE 36

                              No Continuing Waiver

         36.1 No waiver of any default hereunder shall be implied from any omission by either party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver, and then only for the time and to the extent therein stated. No delay or omission by either party hereto to exercise any right or power accruing upon any non-compliance or default by the other party with respect to any of the terms hereof, or otherwise accruing hereunder, shall impair any such right or power or be construed to be a waiver thereof. One or more waivers of any breach of any covenant, term or condition of this Lease shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by a party to or of any act by the other party requiring the former party's consent or approval shall not be deemed to waive or render unnecessary such former party's consent or approval to or of any subsequent similar acts by the other party.

                                   ARTICLE 37

                              Intentionally Omitted

                                   ARTICLE 38

                               Notice of Accidents

         38.1 Tenant shall give notice to Landlord, promptly after Tenant learns thereof, of (a) any accident in or about the Demised Premises or the Building for which Landlord might be liable, (b) any fire in the Demised Premises, (c) all damage to or defects in the Demised Premises including the fixtures, equipment and appurtenances thereof for the repair of which Landlord might be responsible, and (d) all damage to or defects in any parts or appurtenances of the air-conditioning, elevator, plumbing, electrical, sanitary, mechanical or other service or utility systems located in or passing through the Demised Premises.

                                   ARTICLE 39

                              Rules and Regulations

         39.1 Tenant and its employees and agents shall faithfully observe and strictly comply with any reasonable rules and regulations promulgated in writing by Landlord and delivered to Tenant, provided such rules and regulations do not conflict with the terms of this Lease or interfere with Tenant's use and enjoyment of the Demised Premises.

                                   ARTICLE 40

                                 Parking Rights

         40.1 Tenant shall have the exclusive (so long as Tenant leases the entire Building, and if Tenant does not lease the entire Building such rights shall be non-exclusive) right to use the parking areas located at the Demised Premises. Landlord represents that as of the date hereof and as of the Commencement Date there shall be 145 parking spaces at the Demised Premises. [In addition, Landlord shall apply to the applicable authorities in the City of Rye, no late than January 31, 1998, for a permit or approval, as applicable, to construct an additional forty-five (45) parking spaces at the Demised Premises. Thereafter, Landlord shall diligently pursue such applications, including, without limitation hiring such professionals or consultants as may be reasonably required to secure such permits or approvals. If such additional parking is approved and a permit to construct is issued, Landlord shall promptly and diligently construct such additional parking and such additional parking shall be available to Tenant on or before June 10, 1998. All costs associated with the approval and construction of such additional parking shall be borne solely by Landlord and shall not be included in Operating Expenses. The foregoing is not intended as a guarantee that approvals for such additional parking can be obtained.]

                                   ARTICLE 41

                                    Consents

         41.1 Express Provision. The provisions of this Article shall apply only in cases where either party hereto shall have specifically agreed not to unreasonably withhold its consent or approval as provided in this Lease, or where this Lease expressly provides that a judgment, opinion, requirement, act, sum of money or time limit be reasonable.

         41.2 Consent and Approval. Wherever in this Lease it is provided that either party shall not unreasonably withhold consent or approval, such consent or approval (herein referred to collectively as "consent") shall also not be unreasonably delayed. All consents shall be in writing. If a party considers that the other party has unreasonably withheld or delayed a consent it shall so notify the other party within thirty (30) days after receipt of notice of denial of the requested consent or, in case notice of denial is not received, within thirty (30) days after the expiration of the time period during which a reply to a request should have been given, or if no specific time period is provided, within thirty (30) days after making its request for the consent, and within ten
(10) days after giving the first-mentioned notice may submit the question of whether the withholding or delaying of such consent is unreasonable to determination by arbitration in the manner provided in Article 30. A consent shall not be deemed to have been unreasonably withheld or delayed unless the aggrieved party complies with the foregoing procedure and it shall be so determined by arbitration as aforesaid. In the event of such determination the requested consent shall be deemed to have been granted for all purposes of this Lease. The party who shall have refused or failed to give such consent shall not have any liability to the other party therefor, each party hereby waiving any claim for damages which it may have against the other based upon any assertion that the other party has unreasonably refused or failed or delayed to give a requested consent. The only remedy for an alleged unreasonable withholding or delaying of consent by either party shall be as provided in this Section.

         41.3 Representative of Party. Wherever in this Lease or any Exhibit it is provided that the approval of a representative of either party (such as Landlord's engineer or architect or Tenant's designer or engineer) is required for any particular matter, such approval shall be deemed to be a consent of the party for the purposes of Section 41.2, provided that a true copy of the notice requesting such approval is served upon the party so represented before the other party may claim that such approval has been unreasonably withheld or delayed.

         41.4 Dispute. If any dispute shall arise between the parties as to whether or not a particular judgment, opinion, requirement, act, sum of money or time limit which is expressly required or provided by the provisions of this Lease or any Exhibit to be reasonable, is reasonable, such dispute shall be determined by arbitration pursuant to Article 30 at the instance of either party.

                                   ARTICLE 42

                                 Renewal Option

         42.1 Exercise of Options. Provided Tenant is not in default (beyond applicable notice and grace periods) pursuant to any of the terms and conditions of this Lease, Tenant shall have the option (the "Option") to renew this Lease for an additional five (5) year period (the "Option Period") for the period commencing on the date following the Expiration Date upon the terms and conditions contained in this Lease, except, as provided in this Article 42. To exercise the Option, Tenant shall give Landlord notice (the "Extension Notice") of its intent to exercise said Option not less than nine (9) months or more than twelve (12) months prior to the date on which the Option Period will commence. The notice shall be given as provided in Article 29 hereof. In the event Tenant shall exercise the Option, this Lease will terminate in its entirety at the end of the Option Period and Tenant will have not further options hereunder.

         42.2 Determination of Fixed Rent. The Fixed Rent for the Option shall be determined as follows:

(a) Landlord and Tenant will have until the date which is eight (8) months from the scheduled Expiration Date within which to agree on the then-fair market rental value of the Demised Premises, as defined in subsection (c) below. If they agree on the Fixed Rent within thirty (30) days, they will amend this Lease by stating the Fixed Rent.

(b) If Landlord and Tenant are unable to agree on the Fixed Rent for the option period within thirty (30) days, then, the Fixed Rent for the option period will be 90% of the then-fair market rental value of the Demised Premises , as of the Expiration Date, as determined in accordance with subsection (d); [provided, however, in no event shall the Fixed Rent be less than $24.00 per rentable square foot in the Building, nor greater than $27.50 per rentable square foot in the Building.]

(c) The "fair market rental value of the Demised Premises" means what a landlord under no compulsion to lease the Demised Premises and a tenant under no compulsion to lease the Demised Premises would determine as Fixed Rent (including initial monthly rent and rental increases) for the Option Period, as of the commencement of the Option Period, taking into consideration the uses permitted under this Lease, the quality, size, design and location of the Demised Premises, and the rent for comparable buildings located in the vicinity of [Westchester, New York and the fact that the Base Operating Year and Real Estate Tax Base shall not change.]

(d) Within thirty (30) days after the expiration of period set forth in subsection (b) above, Landlord and Tenant shall each appoint one licensed real estate appraiser, and the two appraisers so appointed shall jointly attempt to determine and agree upon the then fair market rental value of the Demised Premises. If they are unable to agree, then each appraiser so appointed shall set one value, and notify the other appraiser, of the value set by him or her, concurrently with such appraiser's receipt of the value set by the other appraiser. The two appraisers then shall, together, select a third licensed appraiser (or if the two appraisers cannot agree upon such third appraiser, then such third appraiser shall be selected to arbitration as provided under Article 30 above), who shall make a determination of the then fair market rental value, after reviewing the reports of the first two appraisers appointed by the parties, and after doing such independent research as he/she deems appropriate. The value determined by the third appraiser shall be the then fair market rental value of the Demised Premises.

                                   ARTICLE 43

                                 Representations

         43.1 Tenant Representations. (i) Tenant hereby covenants and warrants that Tenant is a duly organized Delaware corporation duly qualified to do business in New York; and (ii) Tenant represents and warrants that the person executing this Lease on behalf of Tenant is duly authorized to execute and deliver this Lease on behalf of and that this Lease is binding upon Tenant in accordance with its terms.

         43.2 Landlord Representations. Landlord represents to Tenant that the party executing this Lease on behalf of Landlord is duly authorized to execute and deliver this Lease on behalf of Landlord and that this Lease is binding upon Landlord in accordance with its terms and that Landlord is a New York Limited Liability Company duly organized and existing in New York.

                                   ARTICLE 44

                                No Offer to Lease

         44.1 This Lease is not to be construed as an offer to lease and shall not in any way bind Landlord until such time as Landlord shall have executed this Lease and made delivery thereof to Tenant.

                                   ARTICLE 45

                                 Quiet Enjoyment

         45.1 If and so long as Tenant pays the Fixed Rent and Additional Rent and performs and observes all the terms, covenants and conditions hereof on the part of Tenant to be performed and observed, Tenant shall quietly enjoy the Demised Premises during the Term without hindrance or molestation by any one claiming by, through or under Landlord, subject, however, to the terms of this Lease.

                                   ARTICLE 46

                                    Expansion

         [46.1 Landlord and Tenant acknowledge that at some point in the future, Tenant may desire for Landlord to construct an addition to the Building thereby providing additional rentable square feet for Tenant's occupancy. In such event, Tenant shall give Landlord written notice stating that Tenant desires Landlord to construct such addition and the number of additional square feet that Tenant desires Landlord to construct. Upon receipt of such notice, Landlord and Tenant shall meet to discuss such addition. Landlord agrees to cooperate and attempt to facilitate Tenant's request in all reasonable respects, including, without limitation, seeking approvals from the City of Rye permitting such addition. In addition, Landlord and Tenant shall negotiate in good faith regarding the terms and conditions upon which Landlord shall build and Tenant shall occupy such additional space. Such terms to negotiate shall include, without limitation, the size and location of such space, the extent of the build out of such space, the rent for such space, the term of the Lease with respect to such additional space, as well as the Demised Premises under this Lease and the respective liabilities of the parties with respect to the costs associated with constructing such space (approval costs, consultant costs, hard and soft construction costs, financing costs, etc.). The foregoing agreement is not intended as a covenant on the part of Landlord to construct such additional space or a guarantee that approvals for such additional space can be obtained or that such additional space can be in fact be constructed.]

                                   ARTICLE 47

                                   Late Charge

         47.1 In the event that any payment of Fixed Rent or Additional Rent required to be made by Tenant under this Lease shall be overdue more than ten
(10) calendar days after Landlord mails written notice to Tenant thereof a late charge of three percent (3%) of such overdue amount may be charged by Landlord for each month, or fraction of each month, from its due date until paid, for the purpose of defraying the expenses incurred in handling delinquent payments, provided, however, no such late charge shall be due for the first two

(2) late payments in any twelve (12) calendar month period. It is understood that the late charge payable under this Article is in addition to the payment of interest on overdue payments pursuant to Section 23.4. Further, Landlord's failure to send such notice shall in no way whatsoever waive, modify, amend or otherwise limit Landlord's rights pursuant to Article 22 or otherwise but shall merely affect Landlord's right to charge a Late Charge pursuant to this Article 47.

                                   ARTICLE 48

              Governing Law; Severability; Captions; Miscellaneous

         48.1 Irrespective of the place of execution or performance, this Lease shall be governed by and construed in accordance with the Laws of the State of New York. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                            LANDLORD:

                                            OLD BOSTON POST ROAD ASSOCIATES LLC



                                            By: /s/ Alfred Weissman
                                               --------------------------------
                                               Name: Alfred Weissman
                                               Title:  Member
                                            TENANT:

                                            MOBIUS MANAGEMENT SYSTEMS, INC.



                                            By: /s/ Joseph J. Albracht
                                               --------------------------------
                                               Name: Joseph J. Albracht
                                               Title:  Executive Vice President

                                    EXHIBIT A

All that certain plot, piece or parcel of land situate, lying and being in the city of Rye, County of Westchester and State of New York shown and designated as a portion of Plot "A" and a portion of Plot "B" on a certain map entitled "Subdivision of part of Osborn Home Property in the City of Rye, Westchester County, New York", made by Frank T. Robinson on January 20, 1966, revised March 10, 1966 and filed in the Westchester County Clerk's Office, division of Land Records on September 23, 1966 as Map No. 14971, said portions when taken together are more particularly bounded and described as follows:

BEGINNING at the corner formed by the intersection of the northerly side of Old Boston Post Road with the westerly side of Playland Access Drive;

RUNNING THENCE along the northerly side of Old Boston Post Road, South 62 degrees 02' West 357.21 feet and westerly on a curve to the left having a radius of 300.7855 feet, a distance of 174.39 feet to a point;

RUNNING THENCE along other lands of Miriam Osborn Memorial Home Associates, North 41 degrees 17' 40: West 588.75 feet to a point;

RUNNING THENCE through Plot A the following courses and distances:

1)       North 52 degrees 51' 45" East 66.31 feet; and
2) South 70 degrees 00' 00" East 77.00 feet to the division line between Plot A and Plot B on said map;

RUNNING THENCE along the said division line North 52 degrees 51' 45" East 404.93 feet to a point;

RUNNING THENCE through Plot B the following courses and distances:

1)       South 70 degrees 00' 00" East 49.32 feet; and
2) North 61 degrees 21' 30" East 100.00 feet to a point on the westerly side of Playland Access Drive;

RUNNING THENCE along the same South 28 degrees 38' 30" East 506.55 feet to the point or place of BEGINNING.

                                    EXHIBIT B


         As per Section 17.2, the electrical capacity of the building as of the Commencement Date is 2,000 Amps, 3-Phase, 120/208 Volts.

                         Mobius Management Systems, Inc.
                            120 Old Boston Post Road
                               Rye, New York 10580

                                   WORK LETTER

>        PARTITIONS

         Landlord, at Landlord's expense, shall furnish drywall partitions as per the drawings, attached to and part of this Agreement. Partitions will be built with 3 5/8" metal studs 16: on center and 5/8" gypsum board, each side taped, spackled and painted. All partitions will be furnished with 4" base, either cove or straight. Tenant will choose one (1) color from 40 choices. The construction of the partitions will be based on the following schedule:


      Room            Type                      # of Rooms         Insulation        Partition Height
      ----            ----                      ----------         ----------        ----------------
        1          A                                8+/-              Yes             Slab to slab
        2          Conference                      All                Yes             Slab to slab
        3          Computer                        All                Yes             Slab to slab
        4          Pantries                        All                Yes             Slab to slab
        5          Lavatories                      All                Yes             Slab to slab
        6          B                               35+/-              Yes             Deck to ceiling
        7          C/D                            168+/-               No             Deck to ceiling

>        DOORS, BUCKS, AND HARDWARE

         a. All interior partition doors will be 6' 8" height, one and three-quarter inches (1 3/4") in thickness hollow core and width of three feet (3'), paint grade, and shall have passage latch sets and template butt hinges. All of the doors provided shall be as follows: twelve (12) doors with lock sets, remaining interior doors will have latch sets, and all exterior perimeter doors to have lock sets. The locks will be lever locks with satin chrome finish building standard. Doors labeled where necessary by law. Schlage or equal manufacturer. Conference room will have light oak or mahogany solid core mahogany. Exterior doors to have closing door checks.

         b. All door bucks are to be steel 18-gauge K.D. type. All jointed heads on knock down door bucks to be flush type. Doors to be supplied by lessor according to plan. Each office door will have a door stop and a coat hook installed by Landlord.

>        PAINTING

         Lessor shall paint, with Benjamin Moore or equal, all surfaces with one
(1) prime coat, one (1) undercoat and one (1) finish coat, all interior walls, non-acoustically treated ceilings, doors and door bucks, and all other masonry or metal surfaces. This painting shall consist of latex base, flat on walls, and semi-gloss on doors, buck and metal surfaces. Colors for the initial painting of the dry wall partitioning may be selected by Lessee from

Lessor's color chart. There shall be no limitation on the selection of light colors excepting however, where two colors abut on walls. A paint schedule shall be provided to Lessor by Lessee. Such finish schedule shall mean the complete listing of the finishes to be applied to all wall and floor surfaces forming a part of the Finish Work and detailed building standard specifications of such wall and floor coverings, including cover samples, identification of material by manufacturers, catalog numbers if applicable, and any information which Lessor will need to order material to perform the work. Lessee shall select finishes from finish samples submitted to Lessee by Lessor. Tenant shall have choice of one (1) color from a selection of 15 colors.

>        FLOORS/CARPETING

         All floors to be reasonably level, smooth and clean to receive their respective floor finishes. Flash patching if required, for pitted and ridged areas. Carpet: 26 oz. commercial grade loop pile. Philadelphia Volunteer by Shaw Industries or equal with glue down application. VCT: Armstrong 12 x 12 glue down; color as per Lessee selection.

         Lessor shall furnish and install building standard carpeting, throughout demised premises in a color to be selected by Lessee from swatches provided by Lessor or provide building standard vinyl composition tile. Tenant shall have choice of one (1) color from a selection of 36 colors.

>        CEILING

         Lessor shall furnish and install a 2' x 4' acoustical tile ceiling, Armstrong second look Cortega texture laid in an exposed white suspension Tee Bar Grid System, throughout all lessee areas.

>        LIGHTING

         a. New, diffused (2 x 4 with T-8 lamps or 2 x 2) prismatic fluorescent fixtures with thermally protected electronic ballast, shall be provided capable of producing and maintaining a minimum of 60 foot candles at desk level.

         b. Where required by Lessee's design conditions, Lessee may substitute for the building standard fixture another fixture, or equal cost and expense.

         c. Corridor, Halo or equal, recessed hi-hat compact fluorescent lamp every ten (10) feet.

         d. Location of all lighting fixtures shall conform to the ceiling grid, and shall not conflict with main "Ts".

         e. Lessor will furnish and install all initial incandescent and fluorescent thermally protected ballast and lamps. All subsequent replacement cost will be borne by Lessee.

         f. Lessor shall furnish and install all miscellaneous building standard fixtures, either fluorescent or incandescent for such areas as mechanical spaces, rest rooms, stairwells, exits, etc. In the quantities to conform with the applicable building code.

         g. Upgraded areas: One (1) main conference room, three (3) 2 x 2 fixtures and nine (9) hi-hats; three (3) staff conference rooms, four (4) 2 x 4 fixtures.

         h. Reception area: three (3) asymmetric directional fixtures and eight
(8) ceiling recessed hi-hats.

>        ELECTRICAL

         a. Lessor shall furnish and install standard electrical duplex wall outlets, with required associated wiring facilities, designated in Lessee's plan, not to exceed a total of 650. Dedicated requirements are separate.

         b. Lessor shall furnish and install switches and associated wiring facilities required to service the ceiling lighting fixtures in the location designated on Lessee's plans not to exceed one (1) switch per private office and one (1) switch per entrance to open work areas and three (3) switches for the main conference room and two (2) switches for other conference rooms.

         c. Electricity for Lessee's use will be furnished and supplied through Lessee's exclusive meter.

         d. Switching at each door.

         e. Individual offices switch separately. Zoning of corridor switches to be determined.

>        PLUMBING

         a. Lessor shall modernize existing toilets to meet the requirements of the Americans with Disabilities Act. Existing fixtures to remain and toilet partitions to be electrostatically painted. Existing partitions and ceramic floor tiles to remain.

         b. Lessor will provide plumbing to and fixtures for pantries as shown on the attached plan, American Standard or equal.

         c. All broken fixtures, mirrors, dispensers and partitions will be replaced at beginning of Lease.

>        HEATING, VENTILATION AND AIR CONDITIONING

         Supply and install new air conditioning duct system in the Demised Lessee Area, as partitioned and to be used and occupied in accordance with Lessee's Plans, year round heating, ventilation and cooling conforming to the New York State Energy Conservation Code and to the U.S. Department of Energy Temperature Control regulations, subject to the following criteria. System is oil heat and electric air conditioning. System noise to be within permissible industry standards.

         Heating, air conditioning and ventilation systems will be provided which are capable of maintaining inside temperatures in the range from a low of 70 degrees during the heating season to a high of 74 degrees at all other times throughout the entire leased premises and service areas, regardless of outside temperatures. Heat supplied by base board on exterior glazed walls and all other interior space heat supplied through new duct work distribution.

         Three (3) perimeter offices per thermostat control subject to final engineers approved design. Interior office controls every 4,000 square feet. Location of controls to be decided.

         Computer rooms and conference rooms to have separate controls. Conference room will have additional exhaust.

>        ENGINEERING - LESSEE'S DRAWINGS - FILING OF PLANS

         Lessor shall, with reasonable speed and diligence at its own cost and expense, file Lessor's plans with the appropriate department of the municipality where the Building is located and shall take whatever action shall be necessary (including modification of the Lessor's Plans) to obtain and maintain all necessary approvals and permits from said department (or other governmental authorities having jurisdiction) with respect to such plans, the completion of the work reflected therein or having any modification of the Building's Certificate of Occupancy (temporary or permanent) which may be required and shall deliver copies of all of the same to Lessee. Lessee shall cooperate with Lessor in connection with the aforesaid and shall cause Lessee to make any changes in such plans as prepared which may be necessary for Lessor to comply with its obligations hereunder to meet the necessary applicable code requirement. The parties will make reasonable efforts to minimize impact on Lessee.

>        BUILDING STANDARD

         All materials and workmanship shall be industry standard quality unless otherwise specified, and the obligation of lessor shall be for the work required to be performed by Lessor in the Work Letter and the lease and approved construction drawings, which shall be performed in a good and workmanlike manner.

>        TELEPHONE/DATA

         Lessee shall be responsible for the installation of all telephone and data wiring, connections, jacks and other item in connection with such an installation.

>        FIRE ALARM SYSTEM

         New Class E system control located in mechanical room.

>        WINDOWS

         All exterior windows to be thermo pane, double glazed with tinted glass.

>        MILLWORK ITEMS AND PANTRIES

         Four (4) pantries to have built in millwork cabinets (upper and lower). Cabinets with plastic laminate finish surface, pulls and hardware, stainless steel sink, plastic laminate finish counter tops with one (1) shelf in each cabinet. Tenant will have choice of one (1) color from a choice of 3 standard colors.

         New reception desk consisting of transaction top with laminate finish desk top underneath with pencil draw and file draws. Tenant will have choice of one (1) color from a selection of 50 colors for the reception desk.

>        INTERIOR STAIRWAYS

         Paint the stairway, including treads and risers, and railings in colors and patterns to be selected by tenant.

>        ELEVATOR

         The size 5'8" x 6'4" x 7'6" high; doors 7'6" high; 2,500 lb. capacity; operation hydraulic; rating 125 feet per minute.

         Finish is brushed stainless steel on control panel wall, plastic laminate interior panels and carpet floor finish.

         Control panel to comply with American with Disabilities Act.

                                    EXHIBIT C

                                 Clean Schedule

                                                           Daily           Weekly           Monthly           Bi-Monthly
Sweep and wash flooring.                                     x
Wash polish mirrors and bright work.                         x
Vacuum upholstered furniture and drapes.                                      x
Wash toilet seats sinks and bowls.                           x
Damp wipe partitions, tiles and wall dispensers              x
Empty, clean, refill towel and sanitary                      x
Sweep flooring with special cloth.                           x
Wash and mop lobby.                                          x
Vacuum carpeted areas and elevators.                         x
Sweep stair towers, mop entrance mats.                       x
Empty and clean waste baskets and ashtrays.                  x
Clean cigarette urns.                                        x
Remove waste to designated area(s)                           x
Dust and wipe clean furniture desk, equipment,               x
telephones and window sills with special cloth.
Dust baseboards, chair rails, trim pictures.                 x
Window cleaning both interior and exterior to be            YES
performed done time per year.
Shampooing of carpets at tenants request.                               As requested
                                                                        at no extra
                                                                        cost.
Clean kitchen areas, floors and surface.                     x
Spot clean interior lobby glass, doors and                   x
directories.
Multiple tenancy floors, marble, terrazzo,                                   N/A
ceramic in elevator, foyers, corridors will be
washed weekly.
Elevator, stair, office utility doors checked for                                              x
cleanliness.
Remove finger marks from metal partitions and                                                  x
similar surfaces.
Wash and policy glass furniture tops removing                                                  x
stains.
Scrub and wax public corridors.                                                                x
Dust pictures, frames, charts and similar wall                                                 x
hanging not reached in nightly cleaning.
Dust exterior of light fixtures.                                                                                   x
Dust overhead pipes, sprinklers.                                                                                   x
Dust venetian blinds.                                                                                              x
Dust window frames.                                                                                                x
Dust vertical surfaces, i.e. partitions, vents,                                                                    x
louvers